                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY

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                                 LOAN AGREEMENT


                          dated as of December 29, 1998


                                      among


                             NEXTCARD FUNDING CORP.,
                                  as Borrower,

                            THE LENDERS PARTY HERETO,
                                       and

                           CREDIT SUISSE FIRST BOSTON,
                                NEW YORK BRANCH,
                     as Administrative Agent and as Arranger


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

                                  Table of Contents

                     ARTICLE 1 Definitions; General Provisions

Section 1.1    Defined Terms.........................................................1
Section 1.2    GAAP.................................................................22
Section 1.3    References to Statutes and Transaction Documents.....................23
Section 1.4    Singular and Plural..................................................23


                     ARTICLE 2 Amounts and Terms of Commitments and Loans

Section 2.1    Commitments; Loans...................................................23
Section 2.2    Interest on the Loans................................................26
Section 2.3    Fees.................................................................29
Section 2.4    Repayments, Prepayments and Reductions in Commitments; General
               Provisions Regarding Payments........................................30
Section 2.5    Use of Proceeds......................................................32
Section 2.6    Special Provisions Governing LIBOR Loans.............................33
Section 2.7    Increased Costs; Taxes; Capital Adequacy.............................35
Section 2.8    Obligation of Lenders to Mitigate....................................39
Section 2.9    Establishment of Cash Management Account; Investment of Funds........41
Section 2.10   Payments from the Cash Management Account............................42


                    ARTICLE 3 Conditions Precedent

Section 3.1    Conditions Precedent to the Loans....................................45
Section 3.2    Conditions to All Loans..............................................47


                     ARTICLE 4 Representations and Warranties

Section 4.1    Representations and Warranties of the Borrower.......................48


                      ARTICLE 5 General Covenants of the Borrower

Section 5.1    Preservation of Existence and Similar Matters........................55
Section 5.2    Compliance with Applicable Law.......................................55
Section 5.3    Maintenance of Collateral............................................55
Section 5.4    Accounting Methods and Financial Records.............................55
Section 5.5    Insurance............................................................55
Section 5.6    Payment of Taxes and Claims..........................................56

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
Section 5.7    Visits and Inspections ..............................................56
Section 5.8    Diligence............................................................56
Section 5.9    Use of Proceeds......................................................58
Section 5.10   Special Purpose Entity...............................................58
Section 5.11   Maintenance of Liens of Collateral Documents.........................58
Section 5.12   Reserved.............................................................58
Section 5.13   Offices..............................................................58
Section 5.14   Financial Covenants..................................................58


                    ARTICLE 6 Information Covenants of the Borrower

Section 6.1    Monthly Financial Information........................................59
Section 6.2    Quarterly Financial Statements and Information.......................60
Section 6.3    Annual Financial Statements and Information; Auditor's Certificate
               of No Default........................................................60
Section 6.4    Performance Certificates.............................................60
Section 6.5    Information Concerning Receivables...................................61
Section 6.6    Electronic Transmission..............................................61
Section 6.7    Copies of Other Reports..............................................61
Section 6.8    Notice of Litigation and Other Matters...............................61


                   ARTICLE 7 Negative Covenants of the Borrower

Section 7.1    Indebtedness.........................................................62
Section 7.2    Liens................................................................62
Section 7.3    Investments..........................................................63
Section 7.4    Liquidation and Disposition of Assets; Restriction on Fundamental
               Changes..............................................................63
Section 7.5    Nature of Business...................................................63
Section 7.6    Resticted Payments...................................................63
Section 7.7    Merger or Consolidation..............................................63
Section 7.8    Benefit Plans........................................................63
Section 7.9    Transactions With Affiliates.........................................64
Section 7.10   Contracts............................................................65
Section 7.11   Transferor Certificate...............................................65
Section 7.12   Approved Credit Card Guidelines......................................65
Section 7.13   Demand Note..........................................................65


                                ARTICLE 8 Default

Section 8.1    Events of Default....................................................65
Section 8.2    Suspension of Accounts...............................................68
Section 8.3    Remedies.............................................................68
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
Section 8.4    Other Remedies ......................................................69


                                ARTICLE 9 Agents

Section 9.1    Appointment..........................................................69
Section 9.2    Powers; General Immunity.............................................70
Section 9.3    Representations and Warranties; No Responsibility For Appraisal of
               Creditworthiness.....................................................71
Section 9.4    Right to Indemnity...................................................72
Section 9.5    Successor Administrative Agent.......................................72
Section 9.6    Collateral Documents.................................................72


                            ARTICLE 10 Miscellaneous

Section 10.1   Assignments and Participations in Loans..............................73
Section 10.2   Expenses.............................................................75
Section 10.3   Indemnity............................................................76
Section 10.4   Set-Off; Security Interest in Deposit Accounts.......................76
Section 10.5   Ratable Sharing......................................................77
Section 10.6   Amendments and Waivers...............................................78
Section 10.7   Notices..............................................................78
Section 10.8   Survival of Representations, Warranties and Agreements...............78
Section 10.9   Failure or Indulgence Not Waiver; Remedies Cumulative................79
Section 10.10  Marshalling; Payments Set Aside......................................79
Section 10.11  Severability.........................................................79
Section 10.12  Obligations Several; Independent Nature of the Lenders' Rights.......79
Section 10.13  Maximum Amount.......................................................81
Section 10.14  Headings.............................................................81
Section 10.15  Applicable Law.......................................................81
Section 10.16  Successors and Assigns...............................................82
Section 10.17  Consent to Jurisdiction and Service of Process.......................82
Section 10.18  Waiver of Jury Trial.................................................83
Section 10.19  Confidentiality......................................................83
Section 10.20  Counterparts; Effectiveness..........................................84

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

Schedule 2.1   Schedule of Lenders, Commitments and Pro Rata Shares
Schedule 10.7  Addresses for Notices

Exhibit I      Form of Parent Security Agreement
Exhibit II     Form of Assignment Agreement
Exhibit III    Certificate of Non-Bank Status
Exhibit IV     Form of No Default Certificate
Exhibit V      Form of Demand Note
Exhibit VI     Form of Note
Exhibit VII    Notice and Certificate of Borrowing
Exhibit VIII   Notice of Conversion/Continuation
Exhibit IX     Form of Security Agreement
Exhibit X      Form of Opinion of Counsel to Borrower
Exhibit XI     Form of Origination Agreement
Exhibit XII    Form of Servicing Agreement
Exhibit XIII   Form of Supplement to the Servicing Agreement
Exhibit XIV    Approved Credit Card Guidelines


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



        LOAN AGREEMENT, dated as of December 29, 1998, among, NextCard Funding Corp., a Delaware corporation (the "Borrower"), the Lenders and Credit Suisse First Boston, New York Branch ("CSFB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as arranger (in such capacity, the "Arranger").

                                    RECITALS

        The revolving credit facility made available to the Borrower pursuant to this Agreement shall be used to fund the purchase and warehousing of Receivables from the Account Originator which will be conveyed by the Borrower to the Master Trust. The Borrower owns the Transferor Certificate in the Master Trust. The Borrower and the Lenders hereby agree, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:


                                    ARTICLE 1

                         Definitions; General Provisions

Section 1.1    Defined Terms.

        For the purposes of this Agreement:

        "Account Custody and Control Agreement" means the Account Custody and Control Agreement dated the Effective Date among the Borrower, The Bank of New York, as custodian, and the Administrative Agent, on behalf of the Lenders.

        "Account Originator" shall mean (i) Heritage Bank of Commerce and (ii) any other account originator or any other successors or assigns under the Origination Agreement which shall be acceptable to the Lenders.

        "Account Property" means the Cash Management Account, all amounts and investments held from time to time in the Cash Management Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

        "Additional Structuring Fee" shall mean the fee payable to the Arranger for its services, payable as provided in the Fee Letter Agreement.

        "Administrative Agent" has the meaning assigned to that term in the Preamble to this Agreement and shall include any successor Administrative Agent appointed pursuant to Section 9.5.

       "Advance Rate" shall mean 85% of the Borrowing Base or, at the Borrower's election following payment of the Optional Advance Fee, the Optional Advance Rate.

        "Affected Lender" has the meaning assigned to that term in Section
2.6(c).

        "Affected Loans" has the meaning assigned to that term in Section
2.6(c).

        "Affiliate" means, as applied to any Person, any other person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person means either (a) the power, directly or indirectly, to vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agents" means, collectively, the Administrative Agent and the Arranger.

        "Aggregate Amounts Due" shall have the meaning ascribed to such term in
Section 10.5.

        "Agreement" means this Loan Agreement dated as of December 29, 1998, as it may be amended, restated, supplemented or otherwise modified from time to time.

        "Agreement Date" means December 29, 1998.

        "Alternative Financing" shall mean the completion of any credit card receivables-based financing or sale of credit card receivables, including any financing or sale of the Receivables, by the Parent, the Borrower, the Master Trust or any Affiliate thereof. An "Alternative Financing" shall include, but not be limited to, a secured borrowing facility secured by credit card receivables, a repurchase facility relating to credit card receivables, the issuance of any investor certificate from the Master Trust, any securitization of credit card receivables or any sale of credit card receivables to an asset-backed commercial paper conduit by the Parent, the Borrower, the Master Trust or any Affiliate thereof. An "Alternative Financing" shall not include the Securitization Transaction.

        "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

        "Applicable Margin" means, with respect to Loans which are Base Rate Loans, 0.00%, and with respect to Loans which are LIBOR Loans, 2.50%.



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


       "Approved Credit Card Guidelines" means the policies and procedures set forth as Exhibit XIV annexed hereto, as amended from time to time, with the prior consent of the Administrative Agent.

        "Arranger" has the meaning assigned to that term in the Preamble.

        "Assignment Agreement" means an assignment in substantially the form of
Exhibit II annexed hereto or in such other form as may be approved by the Administrative Agent and the Borrower.

        "Authorized Signatory" means, as it relates to the Borrower, any one of the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Vice President and Chief Accounting Officer and the Secretary.

        "Bankruptcy Code" means Title 11, United States Code, as amended from time to time, and any successor statute thereto.

        "Base Rate" means, at any time, the Prime Rate.

        "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.2.

        "Borrower" means NextCard Funding Corp., a Delaware corporation.

        "Borrowing" means or refers to any borrowing hereunder consisting of Loans made to the Borrower by the Lenders.

        "Borrowing Base" means, as of any date, the Advance Rate then in effect multiplied by the lower of:

               (A) the principal balance of Eligible Accounts Receivable for the Master Trust, or

               (B) the market value of the Transferor Certificate as determined by the Administrative Agent in its sole discretion.

        For purposes of calculating the Borrowing Base, the following Receivables shall be assigned a value of "zero": (a) Defaulted Receivables (as defined under the Servicing Agreement); (b) Ineligible Receivables (as defined under the Servicing Agreement); (c) Receivables which have been written off by the Borrower or with respect to which the Borrower believes the related obligor is bankrupt or as to which Receivables have been identified by the obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the account owner or the Servicer as lost or stolen, in each case, as of the date of transfer to the Master Trust;
(d) Receivables that are more than two payments past due from the original due date without regard to any re-aging of Receivables; and


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


(e) all Receivables from accounts originated in a calendar month (all such accounts, a "Vintage" with respect to a specific month), the average FICO score of which, at the time of booking of such accounts, was below [ * ].

        "Borrowing Date" means the date of the funding of a Loan.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law, executive order or governmental decree to be closed; provided that, with respect to matters relating to LIBOR Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or London, England, are authorized or required by law, executive order or governmental decree to be closed.

        "Capitalized Lease" means a lease which gives rise to a Capitalized Lease Obligation.

        "Capitalized Lease Obligation" means that portion of any obligation as lessee which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with Financial Accounting Standards Board Statement No. 13 dated November 1976, as amended from time to time.

        "Capital Stock" means capital stock, membership interests, partnership interests or interests in a trust having the right to participate in the equity or excess cash flow of a Person or any participations or other equivalents in or measured by the profits of such Person.

        "Cash" means money, currency or a credit balance in a Deposit Account.

        "Cash Management Account" means the account established by the Borrower, for the benefit of the Lenders, pursuant to Section 2.9.

        "Certificate of Non-Bank Status" means a certificate substantially in the form of Exhibit III annexed hereto delivered by a Lender to the Administrative Agent pursuant to Section 2.7.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by the way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to securitizations), in one or a series of related transactions, of all or substantially all of the assets of the Borrower to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a Person or Persons who control the Borrower as of the date hereof, (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Person or Persons who control the Borrower as of the date hereof becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Borrower (measured by general voting power rather



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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


than number of shares), or (iv) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

        "Closing Date" means the Business Day on which the conditions precedent set forth in Article 3 have been satisfied and the initial Borrowing has been made.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all of the properties and assets of the Borrower in which Liens are purported to be granted by the Collateral Documents.

        "Collateral Documents" means the Security Agreement, the Parent Security Agreement, the Trademark Collateral Assignment, the Patent Collateral Assignment, the Copyright Collateral Agreement and any other documents, instruments or agreements delivered by the Borrower pursuant to this Agreement or any of the other Loan Documents in order to grant or perfect liens on any assets of the Borrower or as security for all or any of the Obligations.

        "Collection Account" shall have the meaning given to that term in the Servicing Agreement.

        "Collections" means all cash, funds, checks (to the extent collected), notes, wire transfers, electronic transfers, ATM transfers, instruments and any other form of remittance tendered by account debtors in payment of the Receivables.

        "Commitments" means the commitments of the Lenders to make Loans as set forth in Section 2.1(a) of this Agreement.

        "Consolidated" means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, after the elimination of intercompany items.

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or interest thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part)


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


against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements or other hedge agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

        "Contract" means any indenture, agreement, other contractual restriction, lease, instrument, certificate of incorporation or charter, by-law, all amendments, extensions or modifications thereof and all terminated Contracts with respect to which there are executory continuing obligations of any Persons signatory thereto.

        "Copyright Collateral Agreement" means the Copyright Collateral Agreement, in form and substance satisfactory to the Administrative Agent, to be delivered pursuant to the terms of the Security Agreement.

        "Default" means any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

        "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

        "Delivery" when used with respect to Account Property means:

               (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible to physical delivery ("Physical Property"):

                      (i) transfer of possession thereof to the Lenders,
               endorsed to, or registered in the name of, the Lenders or its nominee or endorsed in blank;

               (b) with respect to a certificated security:



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


                      (i) delivery thereof in bearer form to the Lenders; or

                      (ii) delivery thereof in registered form to the Lenders
               and

                      (A) the certificate is endorsed to the Lenders or in
               blank by effective endorsement; or

                      (B) the certificate is registered in the name of the
               Lenders, upon original issue or registration of transfer by the issuer;

               (c) with respect to an uncertificated security:

                       (i) the delivery of the uncertificated security to the
               Lenders; or

                      (ii) the issuer has agreed that it will comply with
               instructions originated by the Lenders without further consent by the registered owner;

               (d) with respect to any security issued by the United States Treasury that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                      (i) a Federal Reserve Bank by book-entry credits the
               book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                      (ii) the participant indicates by book entry that the
               book-entry security has been credited to the Lenders' securities account;

               (e) with respect to a security entitlement:

                      (i)  the Lenders become the entitlement holders; or

                      (ii) the securities intermediary has agreed that it will
               comply with entitlement orders originated by the Lenders without further consent by the entitlement holder;

               (f) for the purpose of clauses (b) and (c) hereof "delivery"
                   means:

                      (i) with respect to a certificated security:

                      (A)  the Lenders acquire possession thereof;

                      (B) another Person (other than a securities intermediary)
               either acquires possession thereof on behalf of the Lenders or, having previously acquired possession thereof, acknowledges that it holds such for the Lenders; or



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



                      (C) a securities intermediary acting on behalf of the
               Lenders acquires possession thereof, only if the certificate is in registered form and has been specially endorsed to the Lenders by an effective endorsement;

                      (ii) with respect to an uncertificated security:

                      (A) the issuer registers the Lenders as the registered
               owners, upon original issue or registration of transfer; or

                      (B) another Person (other than a securities intermediary)
               either becomes the registered owner thereof on behalf of the Lenders or, having previously become the registered owner, acknowledges that it holds such for the Lender;

               (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

                      (i)     "certificated security"

                      (ii)    "effective endorsement"

                      (iii)   "entitlement holder"

                      (iv)   "instrument"

                      (v)    "securities account"

                      (vi)   "securities entitlement"

                      (vii)  "securities intermediary"

                      (viii) "uncertificated security"

               (h) in each case of Delivery contemplated herein, the Lenders shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

        "Demand Note" shall mean the Demand Note of the Parent in a face amount equal to $8,000,000, substantially in the form of Exhibit V, as the Demand Note may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time, which Demand Note shall contain various financial convenants relating to Parent. The Demand Note shall have been issued to Borrower prior to or on the Agreement Date.

       "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

        "Effective Date" shall have the meaning given to such term in Section
3.1 hereof.

        "Eligible Accounts Receivable" shall refer to Receivables which have the following characteristics:

                (a) Eligible Receivables (as defined under the Servicing Agreement);

                (b) Receivables originated in accordance with the Approved Credit Card Guidelines; and

                (c) Receivables originated under Eligible Deposit Accounts.

        The Administrative Agent, in the exercise of its Permitted Discretion, may, upon notice to the Borrower impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

        "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iii) any other financial institution or entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iii)) above) that is reasonably acceptable to the Administrative Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of the Borrower shall be an Eligible Assignee. No entity that has a substantial credit card lending business based principally in the United States shall be an Eligible Assignee.

        "Eligible Deposit Account" means either (i) a segregated trust account with an Eligible Institution or (ii) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia having trust powers and acting as trustee for funds deposited in such account, so long as the long term unsecured debt rating of such depository institution shall have a credit rating from one of the Rating Agencies in one of its generic rating categories which signifies investment grade.

        "Eligible Institution" means any depository institution or trust company organized under the laws of the United States or any state thereof or the District of Columbia, having combined capital and surplus of at least $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's Investors Service, Inc. with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's Investors Service, Inc. with respect to long-term unsecured debt obligations. If such depository institution or trust company publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

               (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's Investors Service, Inc. of P-1;

               (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's Investors Service, Inc. of P-1;

               (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

               (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

        "Environmental Claims" means, any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

        "Environmental Law" means, any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of Persons as the Borrower, or which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or any Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Borrower, or any Person which is required to be aggregated with the Borrower pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

        "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or both has been satisfied.

        "Expenses" shall have the meaning ascribed to such term in Section 10.2.

        "Fee Letter Agreement" shall mean the letter agreement between the Borrower and CSFB as Arranger relating to the payment by the Borrower to the Arranger of the Structuring Fee and the Optional Advance Fee.

        "Fiscal Year" means the fiscal year of the Borrower ending on December 31 of each calendar year.

        "Funding and Payment Office" means the office of the Administrative Agent located at __________________________________ or such office of the
Administrative Agent or any successor Administrative Agent specified by the Administrative Agent or such successor Administrative Agent in a written notice to the Borrower and the Lenders.

        "GAAP" means United States generally accepted accounting principles consistently applied.

        "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

        "Guaranty", "Guarantee" or "Guaranteed", as applied to an obligation, includes (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by beneficiaries of letters of credit.

        "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section300.5, or defined as such by, or regulated as such under any Environmental Law.

        "Indebtedness" means, with respect to any Person, (i) all items, except items of equity or of Capital Stock or of surplus or of general contingency or deferred tax reserves, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (ii) to the extent not otherwise included, all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (iii) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and (iv) to the extent not otherwise included, all obligations of any third party which such Person has Guaranteed.

        "Indemnified Liability" shall have the meaning ascribed to such term in
Section 10.3.

        "Indemnitee" shall have the meaning ascribed to such term in Section
10.3.

        "Independent Director" means a duly appointed director of a corporation who shall not have been, at the time of such appointment or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner (beyond a nominal amount) of such corporation or more than 5% of the outstanding voting stock of any of its Affiliates, (ii) a creditor, supplier, employee, officer, director, family member, manager or contractor of such corporation or any of its Affiliates, or (iii) a person who controls (whether directly, indirectly or otherwise) such corporation or any of its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of such corporation or any of its Affiliates.

        "Initial Equity Contribution" means the equity contribution to the Borrower on or prior to the Closing Date by the Parent of (a) $5,000,000 in cash; (b) warrants to purchase shares of Series D-1 Preferred Stock of the Parent in such number and having such terms and conditions as described in the Fee Letter Agreement; and (c) the Demand Note.

        "Initial Structuring Fee" shall mean the fee payable to the Arranger for its services, payable as provided in the Fee Letter Agreement.

        "Insolvency Event" means with respect to any Person, the occurrence of any of the following: (i) a voluntary or involuntary petition for bankruptcy or other relief under the Bankruptcy Code or any similar statute, (ii) an assignment for the benefit of creditors, (iii) failure, suspension of business operations, or insolvency, (iv) appointment of a receiver or trustee, or (v) failure to pay debts generally as they become due.

       "Intellectual Property" has the meaning ascribed to such term in Section 4.1(x).

        "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day in each month, commencing on January 31, 1999, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

        "Interest Period" has the meaning assigned to that term in Section 2.2.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge the Borrower against fluctuations in interest rates.

        "Interest Rate Determination Date" means each date for calculating the Reserve Adjusted LIBOR Rate, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date for purposes of calculating the Reserve Adjusted LIBOR Rate shall be the second Business Day prior to the first day of the related Interest Period.

        "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stock, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

        "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 10.1; provided that the term "Lenders," when used in the context of a particular commitment, shall mean the Lenders having that commitment.

        "Lender Default" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Loans in accordance with Section 2.1(a) or (ii) a Lender having notified the Borrower and/or the Administrative Agent in writing that it does not intend to comply with its obligations under
Section 2.1(a) as a result of any takeover of such Lender by any regulatory authority or agency.

        "LIBOR" shall mean the London interbank offered rate determined as described herein.

        "LIBOR Base Rate" means the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice and Certificate of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Reference Lenders at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of quotations of the remaining Reference Lender.

        "LIBOR Loans" means Loans bearing interest at rates determined by reference to the Reserve Adjusted LIBOR Rate as provided in Section 2.2.

        "LIBOR Reserve Requirements" means, for each Interest Period for each LIBOR Loan, the highest reserve percentage applicable to any Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), with respect to liabilities or assets consisting of or including LIBOR liabilities having a term equal to the Interest Period.

        "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property in favor of any Person.

        "Loan" means one of the Loans made by the Lenders pursuant to Section
2.1.

        "Loan Documents" means (a) this Agreement, the Notes, the Account Custody and Control Agreement, the Fee Letter Agreement, the Servicing Agreement, the Supplement to the Servicing Agreement, the Origination Agreement, the Collateral Documents and (b) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (i) any agreement, document or instrument referred to in clause (a), or (ii) any of the transactions contemplated by any agreement, document or instrument referred to in clause (a) or in this clause (b).

        "Loan Exposure" means, with respect to any Lender, as of any date of determination (i) prior to the funding of the Loans, that Lender's Loan Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loans of that Lender.

        "Margin Stock" shall have the meaning ascribed to such term in the Regulations of the Board of Governors of the Federal Reserve System in effort from time to time.

        "Master Trust" shall mean NextCard Master Trust I, a newly formed special purpose trust.

       "Master Trust Account" means each open-end, revolving Visa account opened by the Account Originator which generate the Receivables transferred to the Master Trust.

        "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, conditions (financial or otherwise) or prospects of the Borrower, (ii) the material impairment of the ability of the Borrower to perform the Obligations, (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Transaction Document to which it is a party or (iv) a material adverse effect upon the rights, remedies and benefits available to, or confined upon, the Agents and the Lenders under any Transaction Document.

        "Maximum Amount" shall have the meaning ascribed to such term in Section 10.13.

        "Net Principal Collections" shall equal, on any Business Day, the portion of cash on deposit in the Cash Management Account required to be applied, on such Business Day, after all allocations and payments required by
Section 2.10 have been made, by the Borrower to purchase Receivables under the Origination Agreement after giving effect to the application of the Settlement Amount (as defined in the Origination Agreement) under the Origination Agreement.

        "No Default Certificate" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Administrative Agent by the Borrower pursuant to Section 6.4(a).

        "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

        "Non-U.S. Lender" has the meaning assigned to that term in Section 2.7.

        "Notes" means (i) promissory notes of the Borrower issued pursuant to
Section 2.1 on the Closing Date and (ii) any promissory notes issued by the Borrower, pursuant to the last sentence of Section 10.1 in connection with assignments of the Loans of any Lender, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, restated or otherwise modified from time to time.

        "Notice and Certificate of Borrowing" means a notice in the form of
Exhibit VII annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Sections 2.1(b), 3.2 and 6.4 with respect to a proposed borrowing.

        "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit VIII annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Section 2.2(d) with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified herein.

        "Obligations" means all indebtedness, liabilities, obligations, covenants and duties of and all terms and conditions to be observed by the Borrower (including, in its capacity as a "debtor in possession" under the Bankruptcy Code) due or owing to or in favor or for the benefit of, the Lenders under the Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and whether or not (i) for the payment of money or the performance or non-performance of any act, (ii) due or owing to, or in favor or for the benefit of any Lender, (iii) arising or accruing before or after the filing by or against the Borrower of a petition under the Bankruptcy Code or (iv) allowable under Section 502(b)(2) of the Bankruptcy Code.

        "Optional Advance Fee" means the fee agreed to between the Borrower and the Administrative Agent in the Fee Letter Agreement upon payment of which the Borrower may elect the Optional Advance Rate.

        "Optional Advance Rate" shall mean, at the Borrower's election, following payment of the Optional Advance Fee, 90% of the Borrowing Base.

        "Origination Agreement" means the agreement dated as of December 29, 1998, substantially in the form of Exhibit XI annexed hereto, which shall be reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower will purchase Receivables from the Account Originator for conveyance to the Master Trust.

        "Parent" means NextCard, Inc., a California corporation.

        "Parent Security Agreement" means the Parent Security Agreement of the Parent, entered into pursuant to the Demand Note, through which the Parent has agreed to grant to Borrower a security interest in the assets of the Parent described therein to secure Parent's obligations under the Demand Note, substantially in the form of Exhibit I annexed hereto, as the agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

        "Patent Collateral Assignment" means the Patent Collateral Assignment, in form and substance satisfactory to the Administrative Agent, to be delivered pursuant to the terms of the Security Agreement.

        "Pension Benefit Guaranty Corporation" has the meaning assigned to that term in Section 4.1.

        "Permitted Discretion" means the Administrative Agent's reasonable judgment concerning the risks of lending to the Borrower, taking into account
(i) the liquidation value of the Collateral, the priority of the Administrative Agent's Liens therein, and the time and cost of enforcement of such Liens, (ii) the likelihood of an Insolvency Event affecting the Borrower or the Collateral,
(iii) any factor which suggests the existence or likelihood of Defaults or Events of Default, and (iv) any other factors (including industry and macroeconomic conditions and the perceived accuracy of the Borrower's financial and Collateral reporting) that affect the actual or perceived credit risk to the Lenders.

        "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

        "Physical Property" is defined within the definition of "Delivery."

        "Plan" means an employee benefit plan or other plan maintained for employees of any Person and subject to Section 412 of the Code and/or Title IV of ERISA.

        "Prime Rate" means the rate of interest per annum publicly announced from time to time by CSFB as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any Lender may make commercial loans or other loans at rates of interest at above or below the Prime Rate.

        "Pro Rata Share" means with respect to all payments, computations and other matters relating to the Loan Commitment or the Loans of any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all the Lenders. The initial Pro Rata Share of each Lender for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

        "Rating Agencies" means one or more of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Fitch IBCA, Inc., Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. that, at the time of determination, intend to issue, or maintain, a rating on the securities issued pursuant to the Securitization Transaction.

        "Receivables" means the receivables conveyed or to be conveyed to the Master Trust by the Borrower pursuant to the Servicing Agreement generated from transactions made by holders of credit card accounts, including premium and standard accounts, from the portfolio of credit card accounts owned by any Account Originator.

        "Reference Lenders" means (i) CSFB and (ii) another Lender determined by the Administrative Agent with the consent of the Borrower.

        "Register" has the meaning assigned to that term in Section 2.1(d)(i).

        "Regulation D" means Regulation D promulgated under the Securities Act.

        "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

        "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

        "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

        "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

        "Reserve Adjusted LIBOR Rate" means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula: LIBOR Base Rate divided by the difference between 1.00 and the LIBOR Reserve Requirements, rounded to the nearest one-hundredth of one percent.

        "Restricted Payment" means (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's Capital Stock and (ii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's Capital Stock or any other payment or distribution made in respect of any thereof, either direct or indirectly.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securitization Agreements" means the agreement or agreements entered into by the Borrower, the Master Trust, the Parent, the Account Originator and various other parties in connection with the Securitization Transaction which may include, but not be limited to, the Servicing Agreement, the Supplement to the Servicing Agreement and the Origination Agreement.

        "Securitization Transaction" means the issuance of the Transferor Certificate by the Master Trust pursuant to the Servicing Agreement and Supplement to the Servicing Agreement.

        "Security Agreement" means the Borrower Pledge and Security Agreement, substantially in the form attached hereto as Exhibit IX, as such security agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

        "Servicer" shall mean the Parent in its role as servicer of the pool of Receivables pursuant to the terms and conditions of the Servicing Agreement and any successor or assign thereunder.

        "Servicing Agreement" means the Pooling and Servicing Agreement in the form of Exhibit XII annexed hereto, which shall be satisfactory to the Administrative Agent, by and among the Parent, the Master Trust and the Trustee relating to the pooling and servicing of Receivables transferred to the Master Trust, as such agreement may be amended or modified from time to time with the consent of the Administrative Agent.

        "Solvent" means, when used with respect to any Person, that as of the date of determination both (A) (i) the fair saleable value of the property of such Person is (x) greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person and (y) is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital, and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, any contingent liability (including, without limitation, pending litigation, Guarantees, pension plan liabilities and claims for Taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Special Purpose Entity" means, in the case of corporations, a corporation which meets the following criteria:

        (a) Not engaging in any business or activity other than as the borrowing entity under specified documents.

        (b) At all times having at least two Independent Directors.

        (c) Requiring the unanimous consent of all its directors, including the Independent Directors, to: (i) file, consent to the filing of, or join in any filing of, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; (iii) engage in any business activity other than as set forth in its organizational documents; and (iv) amend the Borrower's organizational documents.

        (d) Qualified to do business to the extent required by law in any state in which any assets are located.

        (e) Directors shall be required to consider only the interests of the corporation, including the interests of its creditors, when making decisions.

        (f) Complying with the following separateness covenants:

                (i) maintaining books and records separate and apart from those of any other Person;

                (ii) maintaining its accounts separate from those of any other Person;

                (iii) not commingling its assets with those of any other Person, except in connection with the Securitization Transaction as contemplated by the Transaction Documents;

                (iv) conducting its own business in its own name;

                (v) maintaining separate financial statements;

                (vi) paying its own liabilities out of its own funds;

                (vii) observing all corporate formalities and other formalities required by the Borrower's organizational documents;

                (viii) maintaining an arm's-length relationship with its Affiliates;

                (ix) paying the salaries of its own employees and maintaining a sufficient number of employees in light of its contemplated business operations;

                (x) refraining from guaranteeing or becoming obligated for the debts of any other Person or holding its credit out as being available to satisfy the obligations of others;

                (xi) refraining from acquiring obligations or securities of its stockholders;

               (xii) allocating fairly and reasonably any overhead for shared office space;

               (xiii) using separate stationery, invoices and checks;

               (xiv) refraining from pledging its assets for the benefit of any other Person or making any loans or advances to any Person except in connection with a Securitization Transaction as contemplated by the Transaction Documents;

                (xv) holding itself out as a separate entity; and

                (xvi) correcting any known misunderstanding regarding its separate identity.

        "Structuring Fee" shall mean, collectively, the Initial Structuring Fee and the Additional Structuring Fee.

        "Subsidiary" means, as applied to any Person, (i) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which such Person is the general partner or of which fifty percent (50%) or more of the outstanding partnership interests, or any limited liability company of which fifty percent (50%) or more of the outstanding membership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (ii) any other entity which is controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person (within the meaning attributed to the word "control" in the definition of Affiliate).

        "Supplement to the Servicing Agreement" shall mean Supplement No. 1 dated as of December 1, 1998 to the Servicing Agreement by and among the Borrower, the Servicer and the Trustee, substantially in the form of Exhibit XIII annexed hereto, as amended or modified from time to time.

        "Suspension Event" means an event described in Section 8.2 upon the occurrence of which the Administrative Agent may require the suspension of any purchases by the Borrower of Receivables under the Origination Agreement.

        "Systems" shall have the meaning ascribed to such term in Section 1.1 in the Year 2000 Problems definition.

        "Tax" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

        "Termination Date" means the date which is the earlier of (a) one year from the Effective Date, (b) upon the occurrence of an Event of Default which shall remain unremedied, or (c) upon the completion of an Alternative Financing.

        "Trademark Collateral Assignment" means the Trademark Collateral Assignment, in form and substance satisfactory to the Administrative Agent, to be delivered pursuant to the terms of the Security Agreement.

        "Transaction Costs" means the fees, costs and expenses (other than amounts payable to the Agents and the Lenders) payable by the Borrower in connection with the Transactions.

        "Transaction Documents" means (i) the Loan Documents, (ii) any agreement entered into in connection with the Securitization Transaction and (iii) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (a) any agreement, document or instrument referred to in clauses (i) and (ii) or (b) any of the transactions contemplated by any agreement, document or instrument referred to in clauses (i) and (ii) or in this clause (iii).

        "Transactions" means, collectively, (i) the Initial Equity Contribution,
(ii) the making of the Loans, (iii) the formation of the Master Trust, and (iv) any other transactions contemplated by or entered into in connection with the Transaction Documents.

        "Transferor" shall mean the Borrower, in its capacity as Transferor under the Servicing Agreement.

        "Transferor Certificate" means the certificate issued pursuant to the Servicing Agreement and executed by the Borrower, as transferor, and authenticated by the Trustee, representing the Transferor Interest.

        "Transferor Interest" represents the interest in the assets of the Master Trust held by the Borrower and, on any date, is equal to the aggregate amount of Receivables in the Master Trust.

        "Trustee" shall mean The Bank of New York, in its capacity as trustee on behalf of the Master Trust, or its successor in interest.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the relevant jurisdiction or jurisdictions.

        "US Dollars", "Dollars" or "$" means lawful money of the United States of America and, where applicable, in immediately available freely transferable funds.

        "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

        "Weekly Balance Originations" means, for any calendar week, the aggregate amount of Receivables booked on the system of the processor thereof for such calendar week.

        "Year 2000 Problems" means limitations in the capacity or readiness to handle date information (including, without limitation, calculations based on date information) for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems (the "Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications and HVAC), including, without limitation, equipment containing embedded microchips, operated by, provided to or otherwise reasonably necessary to the business or operations of the Borrower.

Section 1.2    GAAP.

        All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any instrument contemplated hereby, such determination or calculation shall to the extent applicable and except as otherwise specified herein or therein, be made in accordance with GAAP.

Section 1.3   References to Statutes and Transaction Documents.

        (a) Any reference in this Agreement to any act or statute or section thereof or any regulation shall be deemed to be a reference to such act, statute or section or regulation as amended or re-enacted from time to time or any substitution therefor or supplement thereto.

        (b) Except as otherwise specified herein, all references in any Transaction Document to any Transaction Document shall be deemed references to such Transaction Document as the same has been and may be amended or supplemented from time to time, or as the terms thereof may be waived or modified, but only, in the case of each such waiver or modification, to the extent permitted by, and effected in accordance with, the terms thereof.

Section 1.4    Singular and Plural.

        Words importing the singular number shall include the plural and vice versa.


                                    ARTICLE 2

                   Amounts and Terms of Commitments and Loans

Section 2.1    Commitments; Loans.

        (a) Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, each Lender hereby severally agrees to make the Loans described in this Section. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend the Borrower during the period from the Closing Date to, but excluding, the Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Loan Commitments, to be used for the purposes identified herein. The original amount of each Lender's Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Loan Commitments is $100,000,000; provided that the Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Loan Commitments pursuant to Section 10.1; provided, further, that the amount of the Loan Commitments shall be reduced from time to time by the amount of any reductions thereto pursuant to Section 2.4. Each Lender's Loan Commitment shall expire on the Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this Section may be repaid and reborrowed, subject to the limitations and conditions set forth herein.

        (b) Borrowing Mechanics. Loans made on any Borrowing Date shall (x) be in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount and (y) not in excess of the Borrowing Base then in effect as certified by the Borrower in the Notice and Certificate of Borrowing delivered in connection with any requested Loan.

Whenever the Borrower desires that the Lenders make Loans it shall deliver to the Administrative Agent a Notice and Certificate of Borrowing no later than 12:00 Noon (New York time), at least four (4) Business Days in advance of the proposed Borrowing Date in the case of a LIBOR Loan, or at least one (1) Business Day in advance of the proposed Borrowing Date in the case of a Base Rate Loan. The Notice and Certificate of Borrowing shall specify (i) the proposed Borrowing Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Loans, and (iv) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in Section 2.2(d). In lieu of delivering the above-described Notice and Certificate of Borrowing, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section; provided that such notice shall be promptly confirmed in writing by delivery of a Notice and Certificate of Borrowing to the Administrative Agent on or before the applicable Borrowing Date.

        Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice the Borrower shall have effected Loans hereunder.

        The Borrower shall notify the Administrative Agent prior to the funding of any Loans in the event that any matters as to which the Borrower is required to certify in the applicable Notice and Certificate of Borrowing are no longer true and correct as of the applicable Borrowing Date, and the acceptance by the Borrower of the proceeds of any Loan shall constitute a re-certification by the Borrower, as of the applicable Borrowing Date, as to the matters as to which the Borrower is required to certify in the applicable Notice and Certificate of Borrowing, except as so specified by the Borrower by notice to the Administrative Agent.

        Except as otherwise provided in Section 2.6, a Notice and Certificate of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

        (c) Disbursement of Funds. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Notice and Certificate of Borrowing pursuant to Section 2.1 (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed borrowing and of the amount of such Lender's Pro Rata Share of the applicable Loans.

        Each Lender shall make the amount of its Loans available to the Administrative Agent not later than 12:00 Noon (New York time) on the applicable Borrowing Date in same day funds, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in Sections 3.1 and 3.2, the Administrative Agent shall make the proceeds of such Loans available to the Borrower on the applicable Borrowing Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders, as the case may be, to be credited to the Cash Management Account.

        Unless the Administrative Agent shall have been notified by any Lender prior to the Borrowing Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Borrowing Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Borrowing Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon for each day from such Borrowing Date until the date such amount is paid to the Administrative Agent at the rate applicable to such Loan. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        (d) The Register.

        (i) The Administrative Agent shall maintain, at its address referred to in Section 10.7, a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (ii) The Administrative Agent shall record in the Register the Commitments and the outstanding Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the outstanding Loans of each Lender. Any such recordation shall be conclusive and binding upon the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of the applicable Loans.

        (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of the applicable Loans; and provided further that in the event of any inconsistency between the Register and any of the Lender's records, the Register shall govern.

        (iv) The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 10.1. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Coincident with the delivery of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

        (v) The Borrower hereby designates CSFB and any financial institution serving as a successor Administrative Agent to serve as the Borrower's agent solely for purposes of maintaining the Register as provided in this Section, and the Borrower hereby agrees that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under Section 10.3.

        (e) Notes. The Borrower shall execute and deliver on the Effective Date to each Lender (or to the Administrative Agent for such Lender) a Note, substantially in the form of Exhibit VI annexed hereto, to evidence that Lender's Loans in the principal amount of that Lender's Loans, and with other appropriate insertions, and each Lender's Notes shall evidence such Lender's Pro Rata Share of such amounts. The Notes and Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

Section 2.2 Interest on the Loans.

        (a) Rate of Interest. Subject to the provisions of Sections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Reserve Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Borrower initially at the time a Notice and Certificate of Borrowing is given with respect to such Loan pursuant to Section 2.1. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 2.2. If on any day any Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of Sections 2.6 and 2.7, the Loans shall bear interest through maturity as follows:

        (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin for Base Rate Loans; or

        (ii) if a LIBOR Loan, then at the sum of the Reserve Adjusted LIBOR Rate plus the Applicable Margin for LIBOR Loans.

        (b) Interest Periods. In connection with each LIBOR Loan, the Borrower may, pursuant to the applicable Notice and Certificate of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each, an Interest Period) to be applicable to such Loan, which Interest Period shall be, at the Borrower's option, either a one, two, three or six month period; provided that:

        (i) the initial Interest Period for any LIBOR Loan shall commence on the Borrowing Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

        (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (iii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

        (iv) any interest period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such interest period) shall, subject to clause (v) of this Section, end on the last Business Day of a calendar month;

        (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date;


        (vi) there shall be no more than 7 Interest Periods outstanding at any time; and

        (vii) in the event the Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Notice and Certificate of Borrowing or Notice of Conversion/Continuation, the Borrower shall be deemed to have selected an Interest Period of one month.

        (c) Interest Payments. Subject to the provisions of Section 2.2, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity, by acceleration or otherwise); provided, that in the event that any Loans that are Base Rate Loans are prepaid pursuant to Section 2.4, interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

        (d) Conversion or Continuation. Subject to the provisions of Section 2.6, the Borrower shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $250,000 and integral multiples of $50,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis (provided that any Loan being converted to a LIBOR Loan shall be in a minimum amount of $250,000 and integral multiples of $50,000 in excess of such amounts) or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $250,000 and integral multiples of $50,000 in excess of that amount as a LIBOR Loan; provided, however, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration of an Interest Period applicable thereto.

        The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 12:00 Noon (New York time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), and at least four (4) Business Days in advance of a proposed conversion/continuation date (in the case of a conversion to or a continuation of, a LIBOR Loan). A Notice of Conversion/Continuation shall specify: (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section; provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent on or before the proposed conversion/continuation date.

        Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section. Upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

        Except as otherwise provided, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or a continuation in accordance therewith.

        (e) Post-Default Interest. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Loans bearing interest at a rate determined by reference to the Base Rate); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2% per annum in excess of the interest rates otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

        (f) Computation of Interest. Interest on Loans shall be computed on the basis of a 360-day year (or a 365- or 366-day year, as applicable, in the case of Base Rate Loans based on the Prime Rate) and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan.

Section 2.3    Fees.

        (a) Commitments. The Borrower agrees to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Commitments, commitment fees for the period from and including the date hereof to and excluding with respect to Loans, the Termination Date, equal to the undrawn portion of the total Commitments available under this Agreement multiplied by 0.25% per annum, payable monthly.

        (b) Other Fees. The Borrower agrees to pay to the Arranger the Structuring Fee, the Optional Advance Fee and such other fees as may have been or hereafter may be agreed in writing with the Arranger from time to time.

Section 2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

        (a) Scheduled Payments of Loans. The Borrower shall repay all outstanding Loans on the Termination Date.

        (b) Prepayments and Reductions in Commitments.

        (i) Voluntary Prepayments. The Borrower may, upon not less than three
(3) Business Days' prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, the Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof; provided, however, that in the event the Borrower shall prepay any LIBOR Loan other than on the expiration of an Interest Period applicable thereto, the Borrower shall, at the time of such prepayment, also pay any amounts payable under Section 2.6 hereof. Notice of prepayment having been given, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this Section shall be applied as specified in Section 2.4(c).

        (ii) Voluntary Reductions of Commitments. The Borrower may, upon not less than three (3) Business Days' prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the aggregate principal amount of all Loans outstanding at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount. The Borrower's notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

        (iii) Mandatory Prepayments. The Loans shall be prepaid in the manner provided in Section 2.4(c) from time to time to the extent necessary so that the aggregate principal amount of all Loans outstanding shall not at any time exceed
(x) the Commitments or (y) the Borrowing

Base (as determined pursuant to the most recent Notice and Certificate of Borrowing) then in effect. The Loans shall be prepaid in full and the Commitments shall be reduced to zero immediately upon the completion of an Alternative Financing. The Commitments shall immediately terminate upon the occurrence of an Event of Default.

        (c) Application of Prepayments. Prepayment of Loans shall be made within one Business Day of the occurrence of the events specified in Section 2.4(b)(iii). Prepayment of Loans shall be applied to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.6(d).

        (d) Application of Proceeds of Collateral. All proceeds received by the Administrative Agent, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Administrative Agent, be held by the Administrative Agent, and/or (then or at any time thereafter) applied in full or in part by the Administrative Agent against, the applicable Obligations (as defined in such Collateral Document) in the following order of priority:

        (i) to the payment of all costs and expenses of such sale, collection or other realization, including without limitation reasonable compensation to the Agents and their agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by the Administrative Agent thereunder for the account of the Borrower, and to the payment of all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

        (ii) thereafter, to the extent of any excess proceeds, to the payment of all other such Obligations for the ratable benefit of the holders thereof; and

        (iii) thereafter, to the extent of any excess proceeds, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        (e) General Provisions Regarding Payments.

        (i) Manner and Time of Payment. All payments by the Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction of condition, and delivered to the Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes the Administrative Agent to charge its accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

        (ii) Application of Payments to Principal and Interest. Except as provided in Section 2.2(c), all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

        (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office specified on Schedule 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to Section 2.3. Notwithstanding the foregoing provisions of this Section 2.4(e)(iii) if, pursuant to the provisions of Section 2.6(c), any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

        (iv) Payments on Business Days. Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

        (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, any part hereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to made (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

Section 2.5    Use of Proceeds.

        (a) Loans. The proceeds of all Loans shall be applied by the Borrower to purchase Receivables for conveyance to the Master Trust pursuant to the terms of the Origination Agreement.

       (b) Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Section 2.6    Special Provisions Governing LIBOR Loans.

        Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

        (a) Determination of Applicable Interest Rate. As soon as practicable after 11:00 a.m. (New York time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

        (b) Inability to Determine Applicable Interest Rate. If the Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Reserve Adjusted LIBOR Rate the Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made or continued as, or converted to, LIBOR Loans, until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any Notice and Certificate of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

        (c) Illegality or Impracticability of LIBOR Loans. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of the interbank market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to,

LIBOR Loans, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by the Borrower pursuant to a Notice and Certificate of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by the Borrower pursuant to a Notice and Certificate of Borrowing or a Notice of Conversion/Continuation, the Borrower shall have the option, subject to the provisions of Section 2.6(d), to rescind such Notice and Certificate of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.6(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

        (d) Compensation For Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to the lenders of funds borrowed by it to make or carry its LIBOR Loans and any actual loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice and Certificate of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to Section 2.4(b)) or conversion of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its LIBOR Loans when required by the terms of this Agreement.

        (e) Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

       (f) Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 2.6 and under Section 2.7(a) shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Reserve

Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and, through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.6 and under Section 2.7(a).

        (g) LIBOR Loans After Default. After the occurrence of and during the continuation of a Default or Event of Default, (i) the Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section 2.6(d), any Notice and Certificate of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Borrower.

Section 2.7    Increased Costs; Taxes; Capital Adequacy.

        (a) Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.7(b), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

        (i) results in a change in the basis of taxation of such Lender (or its applicable lending office) (other than a change with respect to any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

        (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Reserve Adjusted LIBOR Rate); or

        (iii) imposes any other condition (other than with respect to a tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining LIBOR Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Lender shall promptly notify the Borrower and the Administrative Agent thereof and the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.7(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        (b) Withholding of Taxes.

        (i) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account or, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of the Borrower.

        (ii) Withholding of Taxes. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

               (a) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

               (b) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

               (c) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the Closing Date or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

        (iii)  Evidence of Exemption from U.S. Withholding Tax.

               (a) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal Income Tax purposes (for purposes of this Section 2.7(b)(iii), a "Non-U.S. Lender") shall deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate of Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

              (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.7b(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) deliver to each of the Administrative Agent and the Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate of Non-Bank Status and an original copy of Internal Revenue Service Form W-8, as the case may be, accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding or is entitled to a reduced rate of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

               (c) The Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under clause (c) of Section 2.7(b)(ii) in respect of deductions or withholdings of United States federal income taxes if such Lender (I) shall have failed to satisfy the requirements of Section 2.7(b)(iii)(a) or 2.7(b)(iii)(b); or (II) in the case of a payment, other than interest, to a Non-U.S. Lender, to the extent the forms described in Sections 2.7(b)(iii)(a) or 2.7(b)(iii)(b) do not establish a complete exemption from withholding of such taxes; provided that if such Lender shall have satisfied such requirements on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 2.7(b)(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of Section 2.7(b)(ii) in the event that, as a result of any change after the Closing Date in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 2.7(b)(iii)(a) or 2.7(b)(iii)(b).

        (c) Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender reasonably determines such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        (d) Substitute Lenders. In the event the Borrower is required under the provisions of this Section 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to the Borrower in accordance with this Agreement, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Borrower shall pay that Lender all principal, interest and fees and other amounts (including without limitation amounts, if any, owed under this Section 2.7) due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to the Borrower and the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by the Administrative Agent as of such date.

Section 2.8    Obligation of Lenders to Mitigate.

        Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amount which would otherwise be required to be paid to such Lender pursuant to
Section 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

Section 2.9  Establishment of Cash Management Account; Investment of Funds.

        (a) The Borrower, for the benefit of the Lenders, shall establish and maintain a segregated trust account with an Eligible Institution entitled the "Cash Management Account", bearing a designation clearly indicating that the funds deposited therein are held under the control and dominion of the Administrative Agent, on behalf of the Lenders.

        (b) Funds on deposit in the Cash Management Account shall be invested at the written direction of the Borrower by the Administrative Agent, on behalf of the Lenders, in Eligible Investments. The Administrative Agent, on behalf of the Lenders, shall collect and receive all interest earned on the Eligible Investments purchased pursuant to this Section 2.9(b), and shall deposit the same into the Cash Management Account. Funds on deposit in the Cash Management Account shall be invested at the direction of the Borrower in Eligible Investments that will mature no later than the close of business on the Business Day preceding the next Interest Payment Date or the Termination Date, as the case may be. Funds deposited in the Cash Management Account on the Business Day which immediately precedes an Interest Payment Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight at the written direction of the Borrower by the Administrative Agent, on behalf of the Lenders, in Eligible Investments.

        (c) The Cash Management Account shall be under the sole dominion and control of the Administrative Agent, on behalf of the Lenders. If, at any time, the Cash Management Account ceases to be an Eligible Deposit Account, the Borrower, for the benefit of the Lenders, shall within twenty Business Days establish a new Cash Management Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Cash Management Account which is no longer an Eligible Deposit Account to such new Cash Management Account.

        (d) With respect to the Account Property, the Borrower agrees, that:

               (i) any Account Property that is held in deposit accounts shall be held solely at said Eligible Institution for the benefit of the Lenders; and each such deposit account shall be subject to the exclusive dominion and control of the Administrative Agent; and the Administrative Agent shall have sole signature authority with respect thereto;

               (ii) any Account Property that is Physical Property shall be delivered to the Administrative Agent, on behalf of the Lenders, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Administrative Agent, on behalf of the Lenders, or a securities intermediary;

              (iii) any Account Property that is a "certificated security" under Article 8 of the UCC shall be delivered to the Administrative Agent, on behalf of the Lenders, in accordance with paragraph (b) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Administrative Agent, on behalf of the Lenders, or a securities intermediary;

               (iv) any Account Property that is an "uncertificated security" under Article 8 of the UCC shall be delivered to the Administrative Agent, on behalf of the Lenders, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Administrative Agent, on behalf of the Lenders, pending maturity or disposition, through continued registration on the books and records of the issuer thereof of the ownership of such security by the Administrative Agent, on behalf of the Lenders (or its nominee) or a securities intermediary;

               (v) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered to the Administrative Agent, on behalf of the Lenders, in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Administrative Agent, on behalf of the Lenders, pending maturity or disposition, through continued book-entry registration of such Account Property in the name of the Administrative Agent, on behalf of the Lenders, or a securities intermediary; and

               (vi) any Account Property held through a securities intermediary shall be held in a securities account that is established by such securities intermediary in the name of the Administrative Agent, on behalf of the Lenders, for which the Administrative Agent, on behalf of the Lenders, is the sole entitlement holder.

        (e) Funds in the Cash Management Account remain the property of the Borrower, subject to the Loan Documents. The Cash Management Account, and all amounts and items on deposit therein or credited thereto from time to time, shall at all times be subject to the security interest created under the Security Agreement.

Section 2.10   Payments from the Cash Management Account.

        (a) On each Business Day that is not an Interest Payment Date, the Administrative Agent shall apply the funds in the Cash Management Account in the following order of priority:

        (i) first, to the reimbursement of expenses of the Lenders incurred in connection with the Loans and the Transaction Documents;

        (ii) second, to the payment of any late charges and any other amounts payable upon demand of the Administrative Agent to the Borrower;

        (iii) third, to the payment of any amounts due pursuant to Section 2.4;

        (iv) fourth, to retain in the Cash Management Account in an interest payment sub-account until the next Interest Payment Date, the product of (x) the weighted average daily balance of the Loan since the most recent Interest Payment Date, (y) a fraction, the numerator of which is the number of calendar days since the last Interest Payment Date and the denominator of which is 360 (assuming the prior interest payment was made in full and if such payment was not made in full, then such amount shall include the total amount of any deficiency) and
(z) the applicable interest rate on the Loan;

        (v) fifth, to retain in the Cash Management Account in a commitment fee sub-account until the next monthly payment date, the daily portion of the commitment fees due under Section 2.3;

        (vi) sixth, to retain in the Cash Management Account in a third-party fee payment sub-account for release on the applicable payment date, the product of (x) the sum of the total fees for the year required to be paid to the Trustee under the Servicing Agreement, to the Custodian under the Account Custody and Control Agreement and to the Servicer under the Servicing Agreement on the following due date and (y) a fraction, the numerator of which is the number of calendar days since the last applicable payment date for such fees and the denominator of which is 30 or 360, as applicable (assuming the prior payments were made in full and if such payments were not made in full, then such amount shall include the total amount of any deficiency);

        (vii) seventh, to retain in the Cash Management Account in the third party fee sub-account, beginning on September 1, 1999, for release on the applicable payment date, the product of the monthly fees payable to the Account Originator under the Origination Agreement and a fraction, the numerator of which is the number of calendar days since the last applicable payment date and the denominator of which is 30; and

        (viii) eighth, provided that the requirement set forth in Section 5.14(a) is met and will continue to be met after giving effect to the payment being made pursuant to this clause, to the payment of the Net Principal Collections to the Account Originator.

        (b) On each Interest Payment Date (other than the Termination Date) or any other date when the amounts specified below are payable, the Administrative Agent shall apply the funds in the Cash Management Account in the following order of priority:

        (i) first, to the reimbursement of expenses of the Lenders incurred in connection with the Loans and the Loan Documents;

        (ii) second, to the payment of any late charges and any other amounts payable upon demand of the Administrative Agent to the Borrower;

        (iii) third, to the payment of any amounts due pursuant to Section 2.4;

        (iv) fourth, from the interest sub-account, to the payment of any interest then due on the Loans;

       (v) fifth, from the commitment fee sub-account, to the payment of the commitment fees payable under Section 2.3;

        (vi) sixth, from the third-party payment sub-account, to the payment of all fees then due to the Trustee, the Custodian and the Servicer;

        (vii) seventh, from the third-party payment sub-account, to the payment of the fees payable to the Account Originator under the Origination Agreement;

        (viii) eighth, provided that the requirement set forth in Section 5.14(a) is met and will continue to be met after such payment is made, to the Borrower for the payment of all monthly expenses reasonably documented to the Administrative Agent; and

        (ix) ninth, provided that the requirement set forth in Section 5.14(a) is met and will continue to be met after such payment is made, to the Borrower.

        (c) On the Termination Date, the Lenders shall apply all funds in the Cash Management Account in the following order of priority:

        (i) first, to the reimbursement of expenses of the Lender incurred in connection with the Loans and the Loan Documents;

        (ii) second, to the payment of any late charges and any other amounts payable upon demand of the Administrative Agent to the Borrower;

        (iii) third, to the payment of any amounts due under Section 2.4;

        (iv) fourth, to the payment of any commitment fees owed under Section
2.3;

        (v)    fifth, to the payment of any accrued interest on the Loans;

        (vi)   sixth, to the payment of principal on the Loans; and

        (vii) seventh, to the Borrower.

        (d) Notwithstanding the foregoing, if a Default , Event of Default or Suspension Event shall have occurred and be continuing, the Administrative Agent may, but shall not be obligated to, apply any amount on deposit in the Cash Management Account to any of the Obligations when and in any order that the Administrative Agent may elect in its sole discretion.

                                    ARTICLE 3

                              Conditions Precedent

Section 3.1    Conditions Precedent to the Loans

        (a) Conditions to Effective Date. The Agreement shall not be effective until a date (the "Effective Date") on which the Lenders and the Administrative Agent (or the Administrative Agent for the Lenders, for each Lender and Agent and their counsel) shall have received sufficient originally executed copies, where appropriate, each of the following, in scope, form and substance satisfactory to the Lenders:

        (i) executed originals of the Transaction Documents in form and substance satisfactory to the Administrative Agent;

        (ii) payment of the Initial Structuring Fee and all other fees (other than the Optional Advance Fee) to the Arranger, payment of all other fees to be paid to the Lenders and payment of all expenses for which invoices have been presented to the Borrower;

        (iii) certified copies of all necessary action taken by the Borrower to authorize the execution, delivery and performance by it, in accordance with their respective terms, of the Transaction Documents and any other documents required or contemplated hereunder and thereunder to which it is a party and the consummation of the transactions contemplated hereby and thereby;

        (iv) certified copies of all government filings and third party approvals, if any, necessary to be obtained by the Borrower in order to authorize the Borrowings and to authorize the execution, delivery and performance by the Borrower, in accordance with their respective terms, of the Transaction Documents and any other documents to which the Borrower is a party required or contemplated hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

        (v) certified copies of the certificate of incorporation and by-laws of the Borrower, satisfactory in form and substance to the Lenders together with a good standing certificate from the Secretary of State of the State of Delaware and, except where the failure to qualify is not reasonably likely to have a Material Adverse Effect, each other state in which it is qualified as a foreign corporation to do business, each dated as of a recent date;

        (vi) a certificate of incumbency with respect to the signature of each Person authorized by the Borrower to sign the Transaction Documents or any other document required or contemplated hereunder or thereunder;

       (vii) the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrower, or Robert Linderman, Esq., each in form and substance reasonably satisfactory to the

Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters set out in Exhibit X;

        (viii) the favorable written opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrower, in form and substance satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date as to, among other matters, the non-consolidation under the Bankruptcy Code of the Parent and the Borrower and the transfer, by the Account Originator to the Borrower, and by the Borrower to the Trust, of the Receivables by the Borrower to the Master Trust.

        (ix) each legal opinion delivered pursuant to the Transaction Documents, if any, together with a letter from counsel rendering each such opinion authorizing the Agents and the Lenders to rely upon the applicable opinion to the same extent as though it were addressed to the Agents and the Lenders;

        (x) satisfactory completion of a due diligence review by the Lenders;

        (xi) the favorable written opinion of counsel to the Account Originator, in form and substance satisfactory to the Administrative Agent and its counsel, as to certain matters relating to the Account Originator and the Origination Agreement;

        (xii) the favorable written opinion of counsel to the Trustee, in form and substance satisfactory to the Administrative Agent and its counsel, as to certain matters relating to the Trustee and the Servicing Agreement;

        (xiii) the Borrower has delivered to the Administrative Agent a balance sheet as of the Closing Date in form and substance satisfactory to the Administrative Agent; and

        (xiv) an officer's certificate, in form and substance satisfactory to the Administrative Agent, from each of the Parent, the Account Originator and the Trustee, (a) to the effect that the representations and warranties of each made in the Transaction Documents to which each is a party are true and correct in all material respects on and as of the Closing Date, (b) certifying that each shall have performed in all material respects all agreements and satisfied all conditions set forth in the Transaction Documents to which each is a party to be performed or satisfied by it on or before the Closing Date, and (c) certifying as to certain organizational matters and the incumbency of certain officers.

        (b) Conditions to Making of Initial Loan. The obligations of the Lenders to make an initial Loan hereunder are subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the Borrowing Date related to the funding of such initial Loan hereunder (such date, the "Closing Date"), which conditions are inserted for the sole benefit of the Lenders and may be waived by the Lenders in writing:

        (i) the satisfaction of each of the conditions in clause (a) above;

        (ii) payment of the Additional Structuring Fee and all other fees, to be paid to the Arranger and to the Lenders and payment of all expenses for which invoices have been presented to the Borrower;

        (iii) the Borrower shall have taken or caused to be taken such actions in such a manner so that the Administrative Agent has a valid and perfected first priority security interest in the Collateral as further set forth in the Collateral Documents. Such actions shall include, without limitation, the delivery to the Administrative Agent of (a) the Collateral Documents, (b) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any personal property of the Borrower, together with copies of all such filings disclosed by such search, (c) UCC financing statements executed by the Borrower as to all such Collateral granted by the Borrower, as applicable, for all jurisdictions as may be necessary or desirable to perfect the Administrative Agent's security interest in such Collateral, and (d) evidence reasonably satisfactory to the Administrative Agent that all other filings, recordings and other actions the Administrative Agent deems necessary or advisable to establish, preserve and perfect the Liens granted to the Administrative Agent in personal property shall have been made; and

        (iv) evidence satisfactory to the Lenders that the Parent has made the Initial Equity Contribution.

Section 3.2    Conditions to All Loans.

        The obligations of the Lenders to make Loans on each Borrowing Date are subject to the following further conditions precedent:

        (a) satisfaction of the conditions set forth in Section 3.1;

        (b) as of each Borrowing Date, the Borrower shall comply with the provisions of Section 5.14;

        (c) the Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and other Loan Documents provide shall be performed or satisfied by it on or before that Borrowing Date;

        (d) no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Borrowing Date;

        (e) there shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect or that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on any of the Transactions;

       (f) receipt on or before the Borrowing Date, in accordance with the provisions of Sections 2.1(b) and 6.4(b), of an originally executed Notice and Certificate of Borrowing, signed by an Authorized Signatory on behalf of the Borrower in a writing delivered to the Administrative Agent, which certificate shall, in addition to addressing those matters set forth in Sections 2.1(b) and 6.4(b), contain a certification that: (1) the representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects on and as of that Borrowing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (2) at the date of the Borrowing both before and after giving effect to the application of the proceeds of the Borrowing there does not exist any Default or Event of Default; (3) the Persons authorized to sign documents on behalf of the Borrower identified in the certificate delivered pursuant to Section 3.1(a)(vii) remain so authorized; (4) the proposed use of proceeds of the Borrowing comply with Section 5.9; (5) as certified by an Authorized Signatory, after giving effect to the Borrowing and the consummation of the transactions contemplated by the Loan Agreement, the Borrower is and will be Solvent; and (6) no event development, adverse condition of change exists or could reasonably be expected to exist that is likely to have a Material Adverse Effect; and

        (g) the Administrative Agent shall have received all such other documents, certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent may reasonably request.


                                    ARTICLE 4

                         Representations and Warranties

Section 4.1 Representations and Warranties of the Borrower.

        In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the other Lenders to purchase participations therein, the Borrower represents and warrants to each Lender, on the date of this Agreement, on the Closing Date and on each Borrowing Date, that the following statements are true and correct:

        (a) Organization; Power; Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power, legal right and authority, corporate and otherwise, to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified or authorized is likely to have a Material Adverse Effect.

       (b) Authorization and Binding Effect. The Borrower has the power and has taken all necessary action to authorize it to borrow hereunder, to create the Liens under the Collateral

Documents, to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Transaction Documents to which it is a party is, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, subject, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and secured parties generally, and subject to general principles of equity.

        (c) Compliance with Laws, Agreement, Other Transaction Documents and Contemplated Transactions. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Borrower is a party in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby by the Borrower do not and will not
(i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any Applicable Law,
(iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation, as the same may have been amended or restated, or by-laws (or comparable constitutive documents) of the Borrower or conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument, to which the Borrower is a party or by which it or any of its properties may be bound, which conflict, breach or default would have a Material Adverse Effect under this Agreement or any other Transaction Document to which it is a party, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than as provided in the Transaction Documents. The Borrower is in compliance with all Applicable Laws, the non-compliance with which could, individually or in the aggregate, have a Material Adverse Effect.

        (d) Capitalization, Ownership and Subsidiaries. The Capital Stock of the Borrower consists of 100 shares of common stock, par value $0.0001 per share, all of which are owned by the Parent. The Borrower has no Subsidiaries.

        (e) Taxes. The Borrower has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists and except where the failure to so file or pay is not reasonably expected to have a Material Adverse Effect.

        (f) Title to Properties. The Borrower has good and marketable title to all its properties and assets. There is no Person other than the Borrower and the Administrative Agent for the benefit of the Lenders that holds, owns or otherwise has any rights in or to any of the Collateral. None of such properties or assets is subject to any Liens. No financing statement under the applicable UCC and no other filing which names the Borrower as debtor or which covers or purports to cover any of the Collateral is on file in any state or other jurisdiction.

        (g) Litigation. There is no action, suit or proceeding pending against (nor, to the knowledge of the Borrower, any action, suit or proceeding threatened against) the Borrower or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, other than actions, suits or proceedings of the character normally incident to the kind of business conducted by it, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect; and no default by it has occurred and is continuing with respect to any order of any court or arbitrator, or with respect to any order of a Governmental Authority which could result in a Material Adverse Effect.

        (h) Interim Operations. Since the date of its organization, the Borrower has not engaged in any business activities except as contemplated by this Agreement and the other Transaction Documents.

        (i) Location of Records; Chief Executive Office. The offices at which the Borrower keeps its records concerning the Collateral are located at 595 Market Street, Suite 2250, San Francisco, California 94105. The chief executive office of the Borrower is located at 595 Market Street, Suite 2250, San Francisco, California 94105 and is the place where the Borrower is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the States of New York and California. The state and county where the chief executive office of the Borrower is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the States of New York and California has not changed in the past four months.

        (j) ERISA. No Reportable Event for which the notice requirements have not been waived by the Pension Benefit Guaranty Corporation has occurred and is continuing with respect to any Plan of the Borrower or any ERISA Affiliate, no other event has occurred nor does any condition exist which might constitute grounds under Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan, and the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each such Plan (other than a multiemployer Plan as defined in Section 4001(a)(3) of ERISA) does not exceed, by more than an immaterial amount, the fair market value of the assets allocable to such liabilities, determined as if such Plan were terminated and using such Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to such Plan. Neither the Borrower nor any ERISA Affiliate has incurred any material accumulated funding deficiency (whether or not waived) within the meaning of ERISA or Section 412 of the Code or failed to pay an installment required under Section 412(m) of the Code, nor has the Borrower or any ERISA Affiliate incurred any material liability to the Pension Benefit Guaranty Corporation (or any successor thereto under ERISA) in connection with any Plan. No material liability has been incurred and is outstanding with respect to any multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) as a result of the complete or partial withdrawal by the Borrower or any ERISA Affiliate from such multiemployer Plan under Title IV of ERISA, nor has the Borrower or any ERISA Affiliate been notified by any such multiemployer Plan that such multiemployer Plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA.

       (k) Compliance with Regulations T, U and X. The Borrower does not hold any Margin Stock and has not been engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan is intended to be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, and no part of the proceeds of the Loan has been or will be used in any manner that will cause this Agreement or any of the parties hereto to violate Regulations T, U or X, each as in effect on the Closing Date.

        (l) Governmental Regulation. The Borrower is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any federal, state, municipal or local regulatory authority in connection with the execution, delivery and performance, in accordance with their respective terms, of, as applicable, this Agreement or any other Transaction Document to which it is a party, the Borrowing hereunder and the granting of the Liens under the Collateral Documents, except the filing of financing statements with regard to such Liens, as appropriate, and in such offices as may be specified in the appropriate opinion of counsel delivered substantially in the form attached hereto as Exhibit XI or the opinions referred to therein or appended thereto.

        (m) Contracts.

        (i) The Borrower is not a party to, or bound by, any Contract other than the Transaction Documents and the Tax Sharing Agreement and Administrative Services Agreement with the Parent;

        (ii) the Borrower is not in breach in the performance, observance or fulfillment of its obligations, covenants or conditions contained therein and no event has occurred which (with or without the giving of notice or lapse of time or both) would constitute a breach by the Borrower;

        (iii) to the knowledge of the Borrower, no other party is in breach, default or non-compliance with the terms thereof and no event has occurred which with notice or lapse of time would constitute a breach, a default or permit termination, modification or acceleration thereof.

        (n) Third Party Consents. The Collateral is transferable and assignable to the Lenders as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other person being obtained or if such consent is required, it has been obtained and there exists no right of purchase in favor of any Person with respect to any of the Collateral.

        (o) Absence of Default. The Borrower is in compliance with all of the provisions of its certificate of incorporation and by-laws (or comparable constitutive documents), as the same have been amended from time to time, and no event has occurred, or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) a Default or an Event of

Default or (ii) a default by the Borrower under any indenture, agreement, trust agreement or other instrument, or any judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound, which default could have a Material Adverse Effect.

        (p) Permits. The Borrower has obtained all licenses, franchises, permits, registrations and similar authorizations which are necessary for the conduct by it of its business as conducted as of each time this representation and warranty is made and which, if not obtained and maintained, could have a Material Adverse Effect.

        (q) Environmental Matters. Except as would not have a Material Adverse Effect (i) the Borrower is in compliance with all applicable Environmental Laws,
(ii) the Borrower has all permits, authorization, and approvals required under any applicable Environmental Laws and is in compliance with these requirements,
(iii) there are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower and (iv) there are no encumbrances with respect to any property or operations of the Borrower that could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower.

        (r) Status under Certain Laws. The Borrower is not an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Borrower is not subject to regulation as a "common carrier" or "contract carrier" or any similar classification by or under the laws of any state.

        (s) Solvency. The Borrower shall be Solvent on each Borrowing Date both before and after giving effect to the Borrowing and the payment of all fees, costs and expenses payable by the Borrower in connection therewith and the application of the net proceeds of the Borrowing.

        (t) Additional Adverse Facts. No fact or circumstance is known to the Borrower that, either alone or in conjunction with all other such facts and circumstances, has had or would reasonably be expected in the future to have a Material Adverse Effect.

        (u) Special Purpose Entity. The Borrower is a Special Purpose Entity.

        (v) Transferor. The Borrower is, and will remain, the only transferor under the Servicing Agreement.

        (w) Intellectual Property. The Borrower owns or has the valid right to use all trademarks and service marks, tradenames, patents, copyrights, trade secrets and technology used in or necessary to conduct its business (collectively, the "Intellectual Property"). All registrations by the Borrower therefor are in full force and effect and are valid and enforceable. The conduct of the Borrower's business as currently conducted does not infringe upon, violate, misappropriate or dilute any intellectual property of a third party which infringement, violation, misappropriation or dilution is reasonably likely to have a Material Adverse Effect. There is no pending or to the Borrower's knowledge, threatened claim or litigation contesting the Borrower's right to own or use any material Intellectual Property or the validity or enforceability thereof, in each case which is reasonably likely to have a Material Adverse Effect.

        (x) Security Interests. The security interests created in favor of the Administrative Agent under the Collateral Documents will at all times from and after the Closing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and perfected first priority Lien on all of the Collateral referred to therein in favor of the Administrative Agent for the benefit of the Lenders. The Collateral Documents together with the filing of UCC financing statements delivered to the Administrative Agent are effective to create a perfected first priority lien on the Collateral in favor of the Administrative Agent for the benefit of the Lenders. The Borrower has good title to its Collateral. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and other than the filing of UCC financing statements delivered to the Administrative Agent for filing but not yet filed, and the periodic filing of UCC continuation statements in respect of UCC financing statements filed on behalf of the Administrative Agent.

        (y) Other Transaction Documents. Except to the extent otherwise set forth herein or in the schedules hereto each of the representations and warranties of the Borrower made in any other Transaction Document was true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representations and warranties specifically relate).

        (z) Year 2000 Problems. The Borrower (i) has engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of its Systems; (ii) is in the process of creating a plan of correction which the Borrower reasonably believes will result in a substantial elimination of Year 2000 Problems which might have a Material Adverse Effect and, in the case of all Systems critical to the business or operations of the Borrower, elimination of Year 2000 Problems prior to any processing failure of a System due to Year 2000 Problems; (iii) is in the process of creating validation procedures calculated to test on an ongoing basis the sufficiency of the plan of correction, its implementation and the correction of Year 2000 Problems in substantially all Systems critical to the business or operations of the Borrower; and (iv) has adopted and is implementing policies and procedures requiring regular reports to, and monitoring by, senior management of the Borrower concerning the foregoing matters.

        The Borrower reasonably believes that (y) the assessment and correction of Year 2000 Problems and the testing of all Systems will be completed on or prior to December 31, 1999, and (z) the aggregate costs and expenses incurred and reasonably expected to be incurred in connection with the assessment and correction of Year 2000 Problems, including, without limitation, the plan of correction, and the testing and monitoring of all Systems and the correction of Year 2000 Problems, could not reasonably be expected to have a Material Adverse Effect. This paragraph (z) constitutes Year 2000 readiness disclosure.

        (aa) Historical Information. The Borrower hereby represents and warrants that all information, reports and other papers and data furnished to the Lenders by or on behalf of the Borrower prior to the Agreement Date in connection with or pursuant to the Transaction Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of information dated as of a prior date, as of such date, (i) in the case of any such information, reports and other papers and data prepared in the ordinary course of business, was complete and correct in the light of the purpose for which it was prepared, and, in the case of any such information, reports and other papers and data the preparation of which was requested by the Lender, was complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

        (bb) Future Information. Information, reports and other papers and data furnished to the Lender by or on behalf of the Borrower on or after the Agreement Date in connection with or pursuant to the Transaction Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Transaction Documents, shall, at the time the same is so furnished, but in the case of information, reports and other papers and data dated as of a prior date, as of such date, (i) in the case of any information, reports and other papers and data prepared in the ordinary course of business, be complete and correct in the light of the purpose for which it was prepared, and, in the case of any information, reports and other papers and data required by the terms of the Transaction Documents or the preparation of which was requested by the Lender, be complete and correct to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Lender shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii).

        (cc) Adequate Capital. The Borrower has adequate capital in light of the contemplated business operations.


                                    ARTICLE 5

                        General Covenants of the Borrower

        The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all Loans and other Obligations, unless the

Lenders shall otherwise give prior written consent, the Borrower shall perform all covenants in this Article 5.

Section 5.1    Preservation of Existence and Similar Matters.

        The Borrower shall preserve and maintain its existence and its rights, franchises, licenses and privileges, which, in the case of such rights, franchises, licenses and privileges, individually or in the aggregate, are material to its business, assets, liabilities, condition (financial or otherwise), results of operations or prospects, and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure so to qualify would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.2    Compliance with Applicable Law.

        The Borrower shall comply with the requirements of all Applicable Laws, noncompliance with which would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.3    Maintenance of Collateral.

        The Borrower shall not impair the economic value of the Collateral. Borrower agrees to file or cause to be filed all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien on, and first priority security interest in, the Collateral.

Section 5.4    Accounting Methods and Financial Records.

        The Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of any Collateral. The Borrower shall maintain and implement administrative and operating procedures and shall keep and maintain, or cause to be kept and maintained, all documents, books, records or other information which, in the reasonable determination of Borrower, are necessary or advisable in accordance with prudent industry practice and customary for transactions of this type.

Section 5.5    Insurance.

        (a) The Borrower shall maintain insurance from responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, except that it shall not be required to maintain insurance in such amounts and against such risks if coverage is not available on commercially reasonable terms.

        (b) The Borrower shall keep the property and assets owned by it that are insurable insured by insurers reasonably acceptable to the Lender against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion and hazards insured against by extended coverage, in amounts sufficient to prevent it from becoming a co-insurer (other than maintaining reasonable deductibles) and not in any event less than 80% of the full insurable value of the property insured (replacement value if available), all premiums thereon to be paid by it.

Section 5.6    Payment of Taxes and Claims.

        The Borrower shall pay and discharge all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such Tax need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such Tax does not become a Lien and no foreclosure, sale or similar proceedings shall have been commenced.

Section 5.7    Visits and Inspections.

        The Borrower shall, upon reasonable advance notice, permit representatives or authorized agents of the Lender to:

        (a) visit and inspect its properties during normal business hours,

        (b) inspect and make extracts from and copies of its books and records, and

        (c) discuss with its principal officers its business, assets, liabilities, conditions (financial or otherwise), results of operations and prospects.

Section 5.8    Diligence.

        At such times as the Administrative Agent shall request, but in no event more frequently than every three months unless an Event of Default shall have occurred and be continuing, the Borrower will contract for account file due diligence to verify conformity with the underwriting guidelines set forth in the Servicing Agreement, the adequacy of the records maintained relating to Accounts and similar matters, and, if requested by the Administrative Agent, underwriting and servicing operation due diligence. Following an Event of Default, the Borrower will contract (or reimburse the Administrative Agent, as applicable) for the due diligence the Administrative Agent requests. The results of such due diligence will be addressed to both the Borrower and the Administrative Agent. The expenses of such due diligence will be the sole responsibility of the Borrower.

Section 5.9   Use of Proceeds.

        The Borrower shall use the proceeds of the Loan solely to (i) acquire the Receivables pursuant to the Origination Agreement and (ii) pay expenses incurred in connection with the Loan and with the Securitization Transaction.

Section 5.10   Special Purpose Entity.

        The Borrower shall remain a Special Purpose Entity.

Section 5.11   Maintenance of Liens of Collateral Documents.

        Promptly upon the reasonable request of the Lenders and at the Borrower's expense, execute, acknowledge and deliver or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise necessary or desirable for the creation, preservation or perfection of the Liens created thereby, including, without limitation the filing of any financial statements under the UCC in any jurisdiction with respect to the Liens granted in the after acquired Collateral.

Section 5.12   Reserved.


Section 5.13   Offices.

        The Borrower shall not move outside the state where its chief executive office is now located or change the location of its chief executive office or of any of the offices where it keeps its records with respect to the Collateral without (i) giving 30 days' prior written notice to the Lenders and (ii) taking all actions reasonably requested by the Lenders (including but not limited to all filings and other acts necessary or advisable under the UCC or similar statute of each relevant jurisdiction) in order to continue the Lenders' first priority perfected security interest in all the Collateral.

Section 5.14 Financial Covenants. Borrower shall at all times on and after the Agreement Date comply with the following conditions:

        (a) Maintain an amount of cash in the Cash Management Account which shall not be less than (A) the product of [*] and the sum of
                (i) [*] times the highest Weekly Balance Originations during the prior five weeks, and (ii) 10% of the unutilized credit limit on all Master Trust Accounts, but in no event less than [*]; plus (B) the product of (x) the weighted average daily balance of the Loan since the most recent Interest Payment Date (y) the applicable interest rate on each Loan and (z) a fraction, the numerator of which is the number of calendar days since the last Interest Payment Date and the denominator of which is 360 (assuming the prior





An Asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                interest payment was made in full and, if such payment was not made in full, then such amount shall include the total amount of any deficiency), plus (C) the product of (x) the sum of all Trustee, Servicer and Custodian fees due for the year and (y) a fraction, the numerator which is the number of calendar days since the last applicable payment date for such fees and the denominator of which is 365 (assuming the prior payments due were made in full and, if such payments were not made in full, then such amount shall include the total amount of any deficiency), plus (D) on or after September 1, 1999, the product of (x) the monthly fees due to the Account Originator under the Origination Agreement and (y) a fraction, the numerator of which is the number of calendar days since the last payment date for such fee and the denominator of which is 30 (assuming the prior payment due was made in full and, if such payment was not made in full, then such amount shall include the total amount of any deficiency).

        (b) The stockholder's equity (which for the purpose of complying with this Section 5.14(b) shall exclude the Demand Note) of the Borrower shall not be less than the sum of (i) the difference between the principal balance of the Transferor Certificate and the Borrowing Base; and (ii) the sum of clauses (A), (B), (C) and (D) of Section 5.14(a) as of any date of determination; provided that in no event shall the sum of the amounts calculated in clauses (i) and (ii) be less than [*].

                                    ARTICLE 6

                     Information Covenants of the Borrower.

        The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all Loans and other Obligations is made, unless the Administrative Agent shall otherwise give its prior written consent the Borrower shall perform all covenants in this Article 6.

Section 6.1    Monthly Financial Information.

        As soon as available and in any event within thirty (30) days after each calendar month-end commencing with the calendar month ending January 31, 1999, the Borrower shall furnish or cause to be furnished to the Lenders balance sheets of the Borrower as at each fiscal month and the related statements of income and cash flows of the Borrower for such month and for the period from the beginning of the then current fiscal year to the end of each month, all prepared in accordance with GAAP and in reasonable detail and certified by an Authorized Signatory of the Borrower to be complete and correct in all material respects.

An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Section 6.2   Quarterly Financial Statements and Information.

        As soon as available but in no event later than forty-five (45) days after the last day of each fiscal quarter in each fiscal year, the Borrower shall furnish or cause to be furnished to the Lenders the balance sheets of the Borrower as at the end of such fiscal quarter and the related statements of income, retained earnings and changes in financial condition, all of which statements shall be certified by an Authorized Signatory of the Borrower to be, in his or her opinion, complete and correct in all material respects.

Section 6.3 Annual Financial Statements and Information; Auditor's Certificate of No Default.

        (a) As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower shall furnish or cause to be furnished to the Lenders the balance sheets of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial condition of the Borrower for such fiscal year; and all of which financial statements shall set forth in comparative form the figures as at the end of and for the previous fiscal year and shall be certified by certified public accountants of recognized standing reasonably satisfactory to the Lenders, who shall have authorized the Borrower to deliver such financial statements and opinion thereon to the Lenders pursuant to this Agreement.

        (b) Together with the copies of the financial statements and opinions delivered pursuant to Section 6.3(a) with respect to the Borrower, the Borrower shall deliver a certificate of such accountants stating that in the course of their audit of the Borrower they have obtained no knowledge of any Default or Event of Default or, if such is not the case, disclosing each such Default or Event of Default, its nature and whether it is continuing.

Section 6.4    Performance Certificates.

        (a) No Default Certificate. At the time of the deliveries pursuant to Sections 6.2 and 6.3, a certificate in the form of Exhibit IV (a "No Default Certificate") of an Authorized Signatory of the Borrower stating that, to the best of his or her knowledge after due inquiry, no Default or Event of Default has occurred as at the end of such quarterly or annual period or during such quarterly or annual period or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default or Event of Default with an attachment demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 8.1.

        (b) Notice and Certificate of Borrowing. On each Borrowing Date and in any event, weekly before 12:00 Noon (New York time) on the second Business Day of each week (except the last week of each month); monthly, within two (2) Business Days after the last Business Day of each month; and at any other time requested by the Administrative Agent, a certificate (the "Notice and Certificate of Borrowing"), which shall be: (i) substantially in the form of
Exhibit VII, detailing the Borrower's Eligible Accounts Receivable as of each Friday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Administrative Agent may request); (ii) prepared by or under the supervision of an Authorized Signatory of the Borrower and certified by such Authorized Signatory subject only to adjustment upon completion of the normal year end audit; and (iii) attached to such other additional schedules and other information as the Administrative Agent may reasonably request, including, but not limited to, any additional information required pursuant to Section 3.2.

Section 6.5    Information Concerning Receivables.

        Borrower shall furnish, or cause to be furnished, monthly reports in form and substance satisfactory to the Lenders, setting forth data regarding the performance of the Receivables purchased under the Origination Agreement, including, without limitation, information on charge-offs, static pool reports with respect to such matters as reasonably requested by the Lenders and Receivable stratification reports with respect to such matters as reasonably requested by the Lenders.

Section 6.6    Electronic Transmission.

        Borrower shall furnish or shall cause to be furnished a diskette (or any other electronic transmission acceptable to the Administrative Agent) in a format acceptable to the Administrative Agent containing such information with respect to the Receivables and the servicing of the Receivables required to be provided pursuant to Sections 3.04(b) and 3.05 of the Servicing Agreement and such additional information as the Lenders may reasonably request.

Section 6.7    Copies of Other Reports.

        From time to time and promptly upon each request, the Borrower shall furnish or shall cause to be furnished such data, certificates, reports, statements, opinions of counsel, documents or further information regarding its business, assets, liabilities, condition (financial or otherwise), results of operations or prospects as the Lenders reasonably may request in order to effect fully the purposes of the Loan Documents.

Section 6.8    Notice of Litigation and Other Matters.

        The Borrower shall give the Lenders prompt notice of the following events after the Borrower has knowledge, or has received notice, thereof:

               (i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator (A) against, or (B) (to the extent known to the Borrower) in any other way relating adversely to, the Borrower or any of its properties, assets or businesses or the Collateral;

               (ii) the commencement of any proceeding or investigation relating to the status of any of Borrower's licenses that if adversely determined would have a Material Adverse Effect;

               (iii) any amendment of the certificate of incorporation, by-laws or other organizational documents of the Borrower;

               (iv) any Default or Event of Default or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is a party or by which the Borrower or any of its properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

               (v) any Suspension Event;

               (vi) any material disruption or delay in the creation of a plan of correction and any determination by the Borrower that there is or will be a failure to achieve any of the objectives specifically identified in the plan of correction once created; and

               (vii) any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect.


                                    ARTICLE 7

                       Negative Covenants of the Borrower

        The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all Loans and other Obligations is made, unless the Lenders shall otherwise give prior written consent, the Borrower agrees to comply with all covenants in this
Article 7.

Section 7.1    Indebtedness.

        The Borrower shall not create, assume, incur or otherwise suffer to exist any Indebtedness except the Loan and its obligations contemplated by the Transaction Documents.

Section 7.2    Liens.

       The Borrower shall not create, assume, incur or otherwise suffer to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired except the Liens created by the Collateral Documents.

Section 7.3    Investments.

        The Borrower shall not make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of, or any assets constituting a business asset of, or make any investment in, any Person other than the Transferor Certificate, the Demand Note and Eligible Investments.

Section 7.4 Liquidation and Disposition of Assets; Restriction on Fundamental Changes.

        The Borrower shall not sell, lease, license, assign, transfer or otherwise dispose of any property or assets, including, without limitation, any of the Collateral other than in the Securitization Transaction or as contemplated by the Transaction Documents. The Borrower shall not alter the corporate or legal structure of the Borrower, alter the Borrower's organizational documents, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

Section 7.5    Nature of Business.

        The Borrower shall not engage in any business or activity other than as the borrowing entity under the Transaction Documents, as the Transferor under the Servicing Agreement and the Supplement to the Servicing Agreement and as the purchaser under the Origination Agreement.

Section 7.6    Restricted Payments.

        The Borrower shall not make or declare or otherwise become obligated to make any Restricted Payment so long as a Default or Event of Default has occurred and is continuing.

Section 7.7    Merger or Consolidation.

        The Borrower shall not merge or consolidate with any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

Section 7.8    Benefit Plans.

        The Borrower shall not establish or become obligated to contribute to any Plan.

Section 7.9   Transactions With Affiliates.

        The Borrower shall not effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arm's-length dealing with an unrelated third party.

Section 7.10  Contracts.

        The Borrower shall not (i) become a party to, or permit any of its assets or properties to be bound by, any Contract, except for this Agreement, the other Transaction Documents to which it is a party and agreements and documents necessary to perform its obligations under the Transaction Documents
(ii) issue any power of attorney (except to the Lender, or except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Borrower that are not prohibited by or inconsistent with the terms of the Transaction Documents) or (iii) amend or modify or waive any terms of any Transaction Document.

Section 7.11   Transferor Certificate.

        The Borrower shall not effect any transfer of the Transferor
Certificate.

Section 7.12   Approved Credit Card Guidelines.

        The Borrower shall not amend, revise or otherwise modify the Approved Credit Card Guidelines without giving 30 days' prior written notice to the Administrative Agent describing the proposed amendment, revision or modification.

Section 7.13   Demand Note.

        The Borrower shall not amend, revise or modify any term of the Demand Note; provided, however, that the definition of "Permitted Liens" under the Demand Note and Section 5.1 of the Demand Note may be amended to include as a "Permitted Lien" the granting by Parent to Comdisco, Inc. of a second lien on the assets of the Parent if, and to the extent that, Comdisco, Inc. has entered into an intercreditor and subordination agreement with the Lenders, in form and substance satisfactory to the Administrative Agent.

                                    ARTICLE 8

                                     Default

Section 8.1    Events of Default.

        Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or non-governmental body or otherwise:

        (a) The Borrower shall default in any payment of principal of, or interest on, any Loan or in the payment of any fees due under this Agreement when and as due (whether at maturity, upon acceleration, by notice of prepayment or otherwise) and, in the case of interest, a fee or other payment, such default shall continue for a period of three (3) Business Days;

        (b) Any representation or warranty made or expressly deemed to be made by the Borrower under this Agreement, in any Transaction Document or in any other document or instrument executed in connection with this Agreement or any other Transaction Document, including any statement or certificate given by the Borrower, shall prove incorrect or misleading in any material respect when made or deemed made or as of the date as of which the facts therein set forth were stated or certified;

        (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 7 of this Agreement;

        (d) The Borrower shall default in the performance or observance of any agreement or covenant contained in this Agreement (other than a covenant or agreement a default in the performance of which is dealt with specifically elsewhere in this Section 8) and such default shall continue, after written notice thereof has been given to the Borrower by the Lenders requiring that the same be cured, for a period of ten (10) days, or for a period of fifteen (15) days if the default can be cured and the Borrower is diligently attempting to cure such default;

        (e) There shall occur any Default by the Borrower under any of the Transaction Documents (other than this Agreement), and the Default shall continue unremedied after the applicable grace period; provided, however, that any such default directly caused by a failure to lend by a Lender hereunder shall not be deemed an Event of Default;

        (f) There shall be entered a decree or order by a court of competent authority having jurisdiction in the premises constituting an order for relief in respect of the Borrower under the Bankruptcy Code or any other applicable national, federal or state bankruptcy law or other similar law, as now constituted, re-enacted or hereafter amended, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or of any substantial part of its properties, or ordering the winding-up or liquidation of its affairs; or a case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking a decree or order of the type referred to in this clause (f) and such case or proceeding shall continue undismissed or unstayed for a period of forty-five
(45) days;

        (g) The Borrower shall file a petition, answer, consent or other process seeking relief under the Bankruptcy Code or any other applicable national, federal or state bankruptcy law or other similar law, as now constituted, re-enacted or hereafter amended, or it shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of it or of any substantial part of its properties, or it shall fail generally to pay its debts as such debts become due, or it shall take any action in furtherance of any such action;

        (h) A final judgment shall be entered by any court against the Borrower for the payment of money which, together with all other outstanding final judgments against the Borrower exceeds five hundred thousand dollars ($500,000) in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against any of its property which exceeds in value five hundred thousand dollars ($500,000) in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been stayed, paid or discharged;

        (i) With respect to any Plan maintained by the Borrower or an ERISA
Affiliate: (i) a Reportable Event for which the notice requirements have not been waived shall have occurred, (ii) the Borrower, an ERISA Affiliate or an administrator of any such Plan shall file a notice of intent to terminate such Plan in a "distress termination" under the provisions of Section 4041 of ERISA,
(iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate (or appoint a trustee to administer), or shall order a partition of, such a Plan, (iv) any other event or condition exists which might, in the opinion of the Lender, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan by the Pension Benefit Guaranty Corporation, (v) any such Plan shall fail to maintain the minimum funding standard required by Section 412(d) of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, (vi) the Borrower or an ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) the Borrower or an ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, or (viii) the Borrower or an ERISA Affiliate is notified that any such Plan which is a multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA, and in each case in clauses (i) through (viii) of this Section (h), such event or condition, together with all other such events or conditions, if any, could subject the Borrower or an ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Lender, could have a material adverse effect on the assets or financial condition of the Borrower or on its ability to perform any of its obligations under this Agreement or any other Transaction Document;

        (j) (A) Failure of the Borrower to pay when due (i) any principal of or interest on any Indebtedness in an individual principal amount of $500,000 or more or any items of Indebtedness with an aggregate principal amount of $1,000,000 or more, or (ii) any Contingent Obligation in an individual principal amount of $500,000 or more or any Contingent Obligations with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor, or (B) breach or default by the Borrower with respect to any other terms of (i) any evidence of any Indebtedness in an individual principal amount of $500,000 or more or any items of Indebtedness with an aggregate principal amount of $1,000,000 or more or any Contingent Obligation in an individual principal amount of $500,000 or more or any Contingent Obligations with an aggregate principal amount of $1,000,000 or more or (ii) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligations if in any case under this clause (ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or to be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying



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obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both or otherwise);

        (k) Any order, judgment or decree shall be entered against the Borrower decreeing the dissolution of the Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days;

        (l) Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Borrower or the Administrative Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of the Administrative Agent, the Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents;

        (m) A Change of Control; or

        (n) A Default under the Demand Note.

Section 8.2    Suspension of Accounts.

        Each of the following shall constitute a Suspension Event, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or non-governmental body or otherwise:

               (a) Any termination or suspension of the ability of the Borrower to purchase the Receivables under the Origination Agreement for transfer to the Master Trust; or

               (b) The occurrence of a Servicer Default (as defined under the Servicing Agreement).

        If a Suspension Event shall have occurred and be continuing, the Administrative Agent may require the Borrower to suspend any purchases by it of receivables generated from transactions made by holders of credit card accounts from the portfolio of credit card accounts owned by any Account Originator and may require that, notwithstanding any provisions of Section 2.10 to the contrary, all amounts in the Cash Management Account be applied immediately to prepay outstanding Loans.

Section 8.3    Remedies.



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       If an Event of Default shall have occurred and be continuing after giving effect to any applicable cure period, in every such event:

        (a) With the exception of an Event of Default specified in Section 8.1(f) or Section 8.1(g), the Administrative Agent shall declare by giving written notice thereof to the Borrower the principal of and interest on the Loan and all other amounts owed under this Agreement to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding.

        (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), such principal, interest and other amounts shall thereupon and concurrently therewith become automatically due and payable all without any action by the Administrative Agent and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement to the contrary notwithstanding.

        (c) The Lenders may exercise any or all of the post-default rights granted to them hereunder or under the Collateral Documents.

        (d) The Administrative Agent may require the suspension of any purchases by it of receivables generated from transactions made by holders of credit card accounts from the portfolio of credit card accounts owned by any Account Originator.

        (e) The Administrative Agent may require the suspension of any new advances of credit on any of the Master Trust Accounts.

Section 8.4    Other Remedies.

        If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Loans have become or have been declared due and payable under Section 8.3, the Lenders may proceed and enforce the rights of the Lenders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                                    ARTICLE 9

                                     Agents


Section 9.1    Appointment.

        CSFB is hereby appointed the Administrative Agent and the Arranger hereunder and under the other Loan Documents. Each Lender hereby authorizes each Agent to act as its agent



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in accordance with the terms of this Agreement and the other Loan Documents.
Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section are solely for the benefit of the Agents and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. Upon the successful syndication of the Loans, all obligations of Arranger hereunder shall terminate and thereafter, the Arranger shall have no obligations or liabilities under any of the Loan Documents.

Section 9.2    Powers; General Immunity.

        (a) Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

        (b) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished by any Agent to the Lenders or by or on behalf of the Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

        (c) Exculpatory Provisions. Neither any Agent nor any of such Agent's respective officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request



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instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Lenders (or such other Lenders as may be required to give such instructions under Section 10.6). Without prejudice to the generality of the foregoing, (i) such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Lenders (or such other Lenders as may be required to give such instructions under Section 10.6). Such Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Lenders (or such other Lenders as may be required to give such instructions under Section 10.6).

        (d) Agents Entitled to Act as the Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

        Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making of the Loans and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or, except as expressly provided elsewhere in this Agreement, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

Section 9.4    Right to Indemnity.



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        Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 9.5    Successor Administrative Agent.

        The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such notice of resignation, the Lenders shall have the right, upon five (5) Business Days' notice to the Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent and the retiring the Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

Section 9.6    Collateral Documents.

        Each Lender hereby further authorizes the Administrative Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and agrees to be bound by the terms of each Collateral Document; provided that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of the Lenders (or, if required pursuant to Section 10.6, all the Lenders); provided further, however, that, without further written consent or authorization from any Lender, the Administrative Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document to the extent otherwise required by any Collateral Document. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and



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agreed that all rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof.


                                   ARTICLE 10

                                  Miscellaneous

Section 10.1   Assignments and Participations in Loans.

        (a) General. Subject to Section 10.1(b) or 10.1(c), as applicable, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment or transfer described in clause
(i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 10.1(b). Except as otherwise provided in this Section 10.1, no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans or participations therein or the other Obligations owed to such Lender. Any sale, assignment, transfer or participation shall be for a commitment or participation of at least $10,000,000.

        (b)    Assignments.

        (i) Amounts and Terms of Assignments. Each Commitment, Loan or participation therein or other Obligation may (a) be assigned in any amount to another Lender who is a Non-Defaulting Lender, or to an Affiliate of the assigning Lender or another Lender who, in either such case, is a Non-Defaulting Lender, with the giving of notice to the Borrower and the Administrative Agent or (b) be assigned in an aggregate: amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, following consultation with the Borrower. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 payable by the assigning Lender, such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such



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Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.7(b) and, if requested by the Administrative Agent, a completed administrative questionnaire in the Administrative Agent's customary form with respect to the assignee under such Assignment Agreement. Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall surrender its applicable Notes and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, to the assigning Lender, substantially in the form of Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and the assigning Lender.

        (ii) Acceptance by the Administrative Agent: Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in Section 10.1(b)(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to Section 2.7(b), (a) the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of
Exhibit II hereto and if the Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to Section 10.1(b)(i)), (b) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (c) record the information contained therein in the Register, and (d) give prompt notice thereof to the Borrower. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section.

        (c) Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action
(i) effecting the extension of the final maturity of the Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan allocated to such participation, or (iii) releasing all or substantially all of the Collateral. The Borrower and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.6(d), 2.7, 10.2, 10.3, 10.4 and 10.5, (a) any
participation will give rise to a direct obligation of the Borrower to the participant and (b) the participant shall be considered to be a "Lender" provided that the aggregate amount payable to a Lender and its participants pursuant to Sections 2.6(d), 2.7, 10.2, 10.3, 10.4 and 10.5 shall not



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exceed the amount that would have been payable to such Lender as if such Lender had not sold such participation.

        (d) Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this Section 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

        (e) Information. Each Lender may furnish any information concerning the Borrower in the possession of that Lender from time to time to any Eligible Assignee (including prospective assignees and participants that are Eligible Assignees), subject to Section 10.19.

        (f) Limitation. No assignee, participant or other transferee or any Lender's rights shall be entitled to receive any greater payment under Section
2.7 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

Section 10.2   Expenses.

        Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all the actual and reasonable costs and out-of-pocket expenses of the Agents in connection with the preparation of the Loan Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for the Borrower (including without limitation any opinions requested by the Lenders or Agents as to any legal matters arising hereunder) and of the Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Borrower;
(iv) all other actual and reasonable costs and expenses incurred by the Agents in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of a Default or Event of Default, all the respective costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agents and the Lenders in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Loan Documents by reason of such Default or Event of Default or in connection with any refinancing or restructuring of the



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credit arrangements provided under this Agreement in the nature of a "work-out"
or pursuant to any insolvency or bankruptcy proceedings.

Section 10.3   Indemnity

        In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify, pay and hold harmless the Agents and the Lenders, and the officers, directors, employees, agents, attorneys and affiliates of the Agents and the Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), or common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or any Environmental Liabilities that arise from or relate to the management, use, control, ownership, occupancy or operation of any facility or assets of the Borrower (including without limitation, all on-site and off-site activities involving Hazardous Materials), or the Release or threatened Release of any Hazardous Materials (or allegations of the same) on or from any of the facilities or on or from any other property of the Borrower where Hazardous Materials are or were (or are or were alleged to be) Released or threatened to be Released in connection with any of the Facilities or the business of any of the Borrower, or any predecessor in interest to the Borrower (collectively called the "Indemnified Liabilities"); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent, and only to the extent, of any particular liability, obligation, loss, damage, penalty, claim, cost, expense or disbursement that arose from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

Section 10.4   Set-Off; Security Interest in Deposit Accounts.

        In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly



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waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender
(at any office of that Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to that Lender under this Agreement, the Notes and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Borrower hereby further grants to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with the Administrative Agent or such Lender as security for the Obligations.

Section 10.5   Ratable Sharing.

        The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing the Lender is thereafter recovered from such Lender upon the bankruptcy, reorganization or insolvency proceeding of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 10.6   Amendments and Waivers.

        No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3.2 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and the Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Defaults, Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender and (iv) no amendment, modification, termination or waiver of any provision of Article 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

Section 10.7   Notices.

        Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed provided that notices to the Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on Schedule 10.7 attached hereto, or such other address as shall be designated by such party in a written notice delivered to the Administrative Agent and the Borrower.

Section 10.8   Survival of Representations, Warranties and Agreements.

        (a) All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

        (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.6(d), 2.7, 10.2, 10.3 and 10.4 and the agreements of the Lenders set forth in Sections 9.2(c), 9.4, 10.5 and 10.19 shall survive the payment of the Loans and the termination of this Agreement.

Section 10.9   Failure or Indulgence Not Waiver; Remedies Cumulative.

        No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.10  Marshalling; Payments Set Aside.

        Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent for the benefit of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11  Severability.

        In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12  Obligations Several; Independent Nature of the Lenders' Rights.

        The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Maximum Amount.

        (a) It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Borrower and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the indebtedness or obligations of the Borrower to the Lenders, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Borrower evidenced hereby outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this Section shall control and supersede every other provision of all agreements between the Borrower and the Lenders.

        (b) If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.4(b)(i) and shall be so applied in accordance with Section 2.4 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

Section 10.14  Headings.

        Article, Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 10.15  Applicable Law.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.16 Successors and Assigns.

        This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (it being understood that the Lenders' rights of assignment are subject to Section 10.1). The Borrower's rights or obligations hereunder or any interest therein may not be assigned or delegated by the Borrower without the prior written consent of all Lenders.

Section 10.17  Consent to Jurisdiction and Service of Process.

        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

        (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

        (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

        (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.7;

        (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

        (v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

        (vi) AGREES THAT THE PROVISIONS OF THIS SECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 10.18 Waiver of Jury Trial.

        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 10.19  Confidentiality.

        Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant that is an Eligible Assignee that agrees to be bound by the provisions of this Section 10.19 in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) any of its employees, directors and officers who need to know such information in accordance with customary banking practices and affiliates of Lenders, employees, directors and officers of such affiliates, and agents, accountants, attorneys and other professional advisors of Lenders who receive such information having been made aware of the confidential nature thereof, (iii) upon the request or demand of any Governmental Authority having jurisdiction over it, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Applicable Laws, (v) if required to do so in connection with any litigation or similar proceeding,
(vi) which has been
publicly disclosed other than in breach of this Section 10.19, (vii) to the National Association of Insurance Commissioners or any securities exchange or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (viii) in connection with the exercise of any remedy hereunder or under any other Transaction Document. In the event that any Lender discloses any information pursuant to clauses (iii), (iv) or (v) of the preceding sentence, such Lender will give notice thereof to the Borrower if such Lender is lawfully permitted to do so.

Section 10.20  Counterparts; Effectiveness.

        This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               THE BORROWER:            NEXTCARD FUNDING CORP.


                                        By:_____________________________________
                                           Name:
                                           Title:


               AGENTS AND LENDERS:      CREDIT SUISSE FIRST BOSTON, NEW
                                        YORK BRANCH, individually as Lender
                                        and as the Administrative Agent and the
                                        Arranger

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:

                                  SCHEDULE 2.1
                                       TO
                                 LOAN AGREEMENT

                             Lenders' Commitment and
                                 Pro Rata Shares


Lender                                 Commitment         % of Total Commitment
------                                 ----------         ---------------------
Credit Suisse First Boston,            $100,000,000                100%
New York Branch

                                 SCHEDULE 10.7
                                       TO
                                 LOAN AGREEMENT

                              Addresses for Notices

If to the Administrative Agent or Arranger:

               Credit Suisse First Boston, New York Branch
               Eleven Madison Avenue
               New York, New York 10010-3629
               Attn.: David Shrenzel
               Fax:   212-325-6677

        with a copy to:

               Stroock & Stroock & Lavan LLP
               180 Maiden Lane
               New York, New York 10038
               Attn.: Reed D. Auerbach, Esq.
               Fax:   212-806-6006

If to the Borrower:

               NextCard Funding Corp.
               595 Market Street
               Suite 2250
               San Francisco, California 94105
               Attn.: Secretary

        with a copy to:

               Heritage Bank of Commerce
               150 Almaden Street
               San Jose, California 95113
               Attn.: Kenneth B. Silveira
               Fax:   408-947-6910